Exhibit 10.1

Execution Version

TERM LOAN CREDIT AGREEMENT

dated as of

August 13, 2019

among

FRANCESCA’S HOLDINGS CORPORATION

and its Subsidiaries Party Hereto,

the Lenders Party Hereto,

and

TIGER FINANCE, LLC,

as Administrative Agent

SCHEDULES:

Commitment Schedule

Schedule 3.05 – Properties

Schedule 3.06 – Disclosed Matters

Schedule 3.14 – Insurance

Schedule 3.15 – Capitalization and Subsidiaries

Schedule 5.15 – Post-Closing Obligations

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Borrowing Base Certificate

Exhibit C – Form of Compliance Certificate

Exhibit D – Joinder Agreement

Exhibit E-1 – U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E-2 – U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E-3 – U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E-4 – U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT, dated as of August 13, 2019 (as it may be amended or otherwise modified from time to time, this “Agreement”), is among Francesca’s Holdings Corporation, a Delaware corporation, the other Loan Parties party hereto, the Lenders party hereto, and Tiger Finance, LLC, as the Administrative Agent.

The parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in the Security Agreement, and includes any Credit Card Account.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any business (including a business unit or all, or substantially all, of a business unit of a Person) or all or substantially all of the assets of any Person, whether through purchase of assets, merger, or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person that have ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Administrative Agent” means Tiger Finance, LLC (including its successors and assigns), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Aggregate Term Loan Exposure” means, at any time, the aggregate Term Loan Exposure of all the Lenders at such time.

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“Alternate Base Rate” means, for any day (or if such day is not a Business Day, the immediately preceding Business Day), a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day, plus ½ of 1.00%, and (c) the LIBO Rate for a one month Interest Period on such day, plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate, or the LIBO Rate will be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate, or the LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate will be the greater of clause (a) and clause (b) preceding and will be determined without reference to clause (c) preceding. For the avoidance of doubt, if the Alternate Base Rate is less than zero, such rate will be deemed to be zero for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to FHC, any Borrower, or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Agent” means, until the Payment in Full of the Revolver Debt, the Revolver Agent and, thereafter, the Administrative Agent.

“Applicable Margin” means with respect to Term Loans, eight percent (8.0%).

“Applicable Percentage” means, at any time and with respect to any Lender, (a) a percentage equal to a fraction the numerator of which is the Term Loan Exposure held by such Lender at such time and the denominator of which is the Aggregate Term Loan Exposure held by all Lenders at such time.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event will not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow, or disaffirm any contracts or agreements made by such Person.

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“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” or “Borrowers” means, individually or collectively, FCI, FSC, any other Person a party hereto as a Borrower, and their respective successors and assigns.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form that is acceptable to the Administrative Agent and the Revolver Agent in their sole discretion.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in Section 6.10(a)or Section 6.10(b).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Term Loan that bears interest at the LIBO Rate, the term “Business Day” excludes any day on which banks are not open for general business in London.

“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of FHC and its Subsidiaries prepared in accordance with GAAP, excluding the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (a) used, obsolete, worn out, or surplus equipment traded in at the time of such purchase and (b) the proceeds of a sale of used, obsolete, worn out, or surplus equipment, in each case, in the ordinary course of business.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35.0% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of FHC on a fully diluted basis, (b) the acquisition of direct or indirect Control of FHC by any Person or group, or (c) FHC ceases to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens permitted under clause (n) of the definition of Permitted Encumbrances), 100% of the outstanding voting Equity Interests of each of the Loan Parties on a fully diluted basis.

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“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation, or treaty; (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, or application thereof by any Governmental Authority; or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline, requirement, or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof and (z) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, will in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased, or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become, or be intended to be, subject to a Lien in favor of the Administrative Agent, on behalf of itself, the Lenders, and the other Secured Parties, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, and any other agreements, instruments, and documents executed in connection with this Agreement that are intended to create, perfect, or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements, and all other written matter whether heretofore, now, or hereafter executed by any Loan Party and delivered to the Administrative Agent.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Combined Borrowing Base” means, as of any date of determination, the lesser of (i) the sum of (x) the Revolver Loan Cap, plus (y) Aggregate Term Loan Exposure or (ii) the Term Loan Borrowing Base.

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“Combined Borrowing Base Availability” means, as of any date of determination, the sum of (i) the Combined Borrowing Base, minus (ii) Combined Exposure.

“Combined Exposure” means, as of any date of determination, the sum of (i) Revolver Exposure, plus (ii) Aggregate Term Loan Exposure.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Card Account” means an Account or any “payment intangible” (as defined in the UCC) together with all income, payments, and proceeds thereof, owed by a major credit or debit card issuer (including Visa, MasterCard, American Express, and such other issuers approved by the Administrative Agent) to a Borrower resulting from charges by a customer of such Borrower on credit or debit cards issued by such issuer in connection with the sale of goods by such Borrower, or services performed by such Borrower, in each case in the ordinary course of its business.

“Credit Party” means the Administrative Agent or any other Lender.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time, or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“Disclosed Matters” means the actions, suits, proceedings, and environmental matters disclosed in Schedule 3.06.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

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“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means a Subsidiary organized under the laws of any state of the U.S., including the District of Columbia.

“Dominion Event Date” means (a) the date of the occurrence of any Event of Default or (b) any date on which Liquidity is less than $15,000,000.

“Dominion Period” means any period of time beginning on a Dominion Event Date and continuing through a Dominion Termination Date, if any.

“Dominion Termination Date” means, the first day after any period of three full fiscal months of the Borrowers occurring after a Dominion Event Date, during which (a) no Event of Default exists and (b) (x) Liquidity on each day during such period is greater than or equal to $15,000,000, and (y) Borrowers’ sales revenues for such three fiscal month period are greater than or equal to 85% of the amount set forth for such period in the Sales Plan.

“EBITDAR” means, for any period, Net Income for such period, plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) Rentals (to the extent paid in cash), (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period) and (vi) each of the following, to the extent not in excess in the aggregate of 5.0% of the amount determined for any period of Net Income, plus the amounts specified in clause (i) through clause (v) preceding, (A) any extraordinary, unusual or non-recurring charges, expenses, and losses for such period, (B) cash expenses, costs, and charges incurred in connection with closure of retail locations, (C) the cash amount of any fees, expenses, and charges related to the documentation and closing of this Agreement, the Revolver Loan Agreement or any other debt or equity issuance or offering, (D) the cash amount of any fees, expenses, and charges related to the documentation and closing of any Permitted Acquisition (but excluding any payment of the purchase price or other amount that constitutes any consideration paid in connection therewith) whether or not consummated, and (E) business optimization expenses and other restructuring charges and reserves, minus (b) without duplication and to the extent included in Net Income, any extraordinary gains and any non-cash items of income for such period, all calculated for the Loan Parties on a consolidated basis in accordance with GAAP.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate, or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak, and any other Internet or extranet-based site, whether such electronic system is owned, operated, or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Acquired Asset Amount” means 66⅔% of the Eligible Acquired Asset Collateral that constitutes Credit Card Accounts and Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis) as set forth in the consolidated balance sheets of the relevant acquired entities (or, in the case of an asset acquisition, the seller’s balance sheet) as of the date with respect to which the most recent Borrowing Base Certificate has been delivered, and applying eligibility and reserve criteria consistent with those applied to Eligible Credit Accounts and Eligible Inventory, provided that such Credit Card Accounts and Inventory shall be of like kind and quality of the current Eligible Credit Accounts and Eligible Inventory included in the most recent Term Loan Borrowing Base.

“Eligible Acquired Asset Collateral” means any Credit Card Accounts or Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis) acquired by any Loan Party in a Permitted Acquisition that is not Eligible Credit Card Accounts or Eligible Inventory, as applicable, solely because the Applicable Agent has not conducted a field examination or has not received an Inventory appraisal with respect thereto. In the event any such Credit Card Accounts or Inventory are not the subject of a field examination or Inventory appraisal (x) within 45 days of the acquisition thereof if such Permitted Acquisition was for consideration greater than $500,000 or (y) within 90 days of the acquisition thereof if such Permitted Acquisition was for consideration less than $500,000, such Credit Card Accounts and Inventory will, unless the Applicable Agent agrees otherwise, cease to be Eligible Acquired Asset Collateral.

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“Eligible Credit Card Account” means at the time of any determination thereof, any Credit Card Account that satisfies the following criteria at the time of creation and continues to meet such criteria at the time of such determination: such Credit Card Account (i) is owned by a Borrower; (ii) has been earned by performance and represents the bona fide amount due to the applicable Borrower from a credit card issuer or credit card processor, and in each case originated in the ordinary course of business of the applicable Borrower; (iii) unless owed by Visa, MasterCard, American Express Company, or Discover, is acceptable to the Applicable Agent in its Permitted Discretion; and (iv) is not ineligible for inclusion in the calculation of the Term Loan Borrowing Base pursuant to any of clause (a) through clause (m) following. Without limiting the foregoing, to qualify as an Eligible Credit Card Account, a Credit Card Account must indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Account will be reduced by, without duplication, to the extent not reflected in such face amount or otherwise excluded below, (y) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that the applicable Borrower may be obligated to rebate to a customer, a credit card issuer or a credit card processor pursuant to the terms of any agreement or understanding (written or oral)) and (z) the aggregate amount of all cash received in respect of such Credit Card Account but not yet applied by the applicable Borrower to reduce the amount of such Credit Card Account. Except as otherwise agreed by the Applicable Agent in its Permitted Discretion, a Credit Card Account will not be and Eligible Credit Card Account if:

(a)          such Credit Card Account does not constitute an Account or “payment intangible” (as defined in the UCC);

(b)          such Credit Card Account has been outstanding for more than five Business Days from the date of the applicable sale to a customer of a Borrower;

(c)          a Borrower does not have good, valid, and marketable title, free and clear of any Lien to such Credit Card Account other than Liens in favor of the Revolver Agent and the Administrative Agent;

(d)          such Credit Card Account is not subject to a perfected senior Lien in favor of the Administrative Agent (junior in priority only to Liens permitted under clause (n) of the definition of Permitted Encumbrances), for the benefit of the Lenders (it being the intent that chargebacks in the ordinary course by such processors will not be deemed a violation of this clause (d));

(e)          such Credit Card Account is disputed, is with recourse, or is subject to a claim, counterclaim, offset, or chargeback that has been asserted (to the extent of such claim, counterclaim, offset, or chargeback);

(f)          the credit card issuer or the credit card processor with respect to such Credit Card Account has the right under certain circumstances to require the applicable Borrower to repurchase such Credit Card Account from such credit card issuer or credit card processor (it being the intent that chargebacks in the ordinary course by such processors will not be deemed a violation of this clause (f));

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(g)          such Credit Card Account is due from a credit card issuer or credit card processor that has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv)  admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, (vi) ceased operation of its business, or (vii) taken any corporate action, legal proceedings, or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration, or reorganization (by way of voluntary arrangements, scheme of arrangement, or otherwise), (B) a composition, compromise, assignment, or arrangement with any creditor, (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of such Account Debtor or any of their assets, or (D) enforcement of any Lien over any assets of such Account Debtor, or any analogous procedure or step is taken in any jurisdiction;

(h)          such Credit Card Account is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(i)          such Credit Card Account does not conform to all representations, warranties, or other provisions in the Loan Documents relating to Credit Card Accounts;

(j)          such Credit Card Account is due from a credit card issuer or credit card processor that is not located in the U.S.;

(k)          is owed in any currency other than U.S. dollars;

(l)          such Credit Card Account is evidenced by “chattel paper” (as defined in the UCC) or an “instrument” (as defined in the UCC) of any kind unless such chattel paper or instrument is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(m)          the Applicable Agent determines, in its Permitted Discretion, and provides three days prior written notice to the Borrower Representative that, such Credit Card Account is uncertain of collection or is otherwise unacceptable for inclusion as an Eligible Credit Card Account.

In the event that a Credit Card Account of a Borrower that was previously an Eligible Credit Card Account ceases to be an Eligible Credit Card Account, the applicable Borrower or the Borrower Representative will notify the Administrative Agent thereof on and at the time of submission of the next Borrowing Base Certificate.

“Eligible Inventory” means, at any time, the Inventory of a Borrower other than Inventory:

(a)          that is not subject to a perfected senior Lien in favor of the Administrative Agent (junior in priority only to Liens permitted under clause (n) of the definition of Permitted Encumbrances);

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(b)          that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) Liens permitted under clause (n) of the definition of Permitted Encumbrances, and (iii) other Permitted Encumbrances that do not have priority over the Lien in favor of the Administrative Agent;

(c)          that is, in the Applicable Agent’s opinion in its Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category, and/or quantity;

(d)          with respect to which any covenant, representation, or warranty relating to such Inventory contained in this Agreement or in the Security Agreement has been breached or is not true and that does not conform to all applicable standards imposed by any Governmental Authority;

(e)          in which any Person other than a Borrower (i) has any direct or indirect ownership, interest, or title or (ii) is indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)          that is not finished goods or that constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods that are not of a type held for sale in the ordinary course of business;

(g)          that is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

(h)          that is located in any location leased by such Borrower unless (i) the lessor has delivered to the Applicable Agent a Collateral Access Agreement, (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Applicable Agent, or (iii) the Applicable Agent has determined in its Permitted Discretion that a Reserve for rent, charges, and other amounts due or to become due with respect to such facility is not warranted at such time;

(i)          that is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Applicable Agent a Collateral Access Agreement and such other documentation as the Applicable Agent may require or (ii) an appropriate Reserve has been established by the Applicable Agent in its Permitted Discretion;

(j)          that is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor;

(k)          that is a discontinued product or component thereof;

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(l)            that is the subject of a consignment by a Borrower as consignor;

(m)          that is perishable;

(n)          that contains or bears any intellectual property rights licensed to such Borrower unless the Applicable Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the then-current licensing agreement;

(o)          that is not reflected in a current perpetual inventory report of such Borrower;

(p)          for which reclamation rights have been asserted by the seller;

(q)          that has been acquired from a Sanctioned Person; or

(r)          that the Applicable Agent determines in its Permitted Discretion, and provides three days prior written notice to the Borrower Representative, is unacceptable for inclusion as Eligible Inventory.

In the event that Inventory of a Borrower that was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative will notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation, or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material, or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract, agreement, or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan, or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status, or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and (b) any Domestic Subsidiary all of whose assets consist of Capital Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Term Loan Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Term Loan or Term Loan Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

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“F-LLC” means Francesca’s LLC, a Delaware limited liability company, and its successors and assigns.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rule, or convention among Governmental Authorities implementing such sections of the Code.

“FCI” means Francesca’s Collections, Inc., a Texas corporation, and its successors and assigns.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB sets forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that, if the Federal Funds Effective Rate is less than zero, such rate will be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means that certain fee letter dated as of August 13, 2019 among Administrative Agent and the Loan Parties.

“FHC” means Francesca’s Holdings Corporation, a Delaware corporation, and its successors and assigns.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, or controller of a Borrower.

“Fiscal Quarter” means each three fiscal month period of FHC based on the 4-5-4 retail fiscal calendar and ending on or about April 30, July 31, October 31, or the Saturday closest to January 31 of each calendar year.

“Fiscal Year” means the twelve fiscal month period of FHC ending on the Saturday closest to January 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, at any date, the ratio of (a) EBITDAR, minus Unfinanced Capital Expenditures, divided by (b) Fixed Charges, all calculated for the period of twelve consecutive fiscal months ended on such date (or, if such date is not the last day of a fiscal month, ended on the last day of the fiscal month most recently ended prior to such date).

“Fixed Charges” means, for any period, without duplication, the sum of cash Interest Expense, plus Rentals paid in cash, plus prepayments and scheduled principal payments on Indebtedness (excluding the Revolver Loans unless such principal payment of the Revolver Loans is accompanied by a permanent reduction in the commitments under the Revolver Loan Agreement, but including the Term Loans) actually made in cash, plus expenses for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, all calculated for the Loan Parties on a consolidated basis in accordance with GAAP.

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“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSC” means Francesca’s Services Corporation, a Texas corporation, and its successors and assigns.

“Funding Account” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee does not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantors” means all Loan Guarantors and any non-Loan Parties who have delivered an Obligation Guaranty (if any), and the term “Guarantor” means each or any one of them individually.

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“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“Immaterial Subsidiary” means, at any time, a Subsidiary of Loan Party that has (a) total assets that are, together with the total assets of all other Immaterial Subsidiaries and Excluded Subsidiaries in the aggregate, less than 5.0% of consolidated total assets of FHC and its Subsidiaries and (b) total EBITDAR that is, together with the EBITDAR of all other Immaterial Subsidiaries and Excluded Subsidiaries in the aggregate, less than 5.0% of consolidated total EBITDAR of FHC and its Subsidiaries.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) liquidated obligations under any earn-out (which for all purposes of this Agreement will be valued at the maximum potential amount payable with respect to such earn-out), (l) any other Off-Balance Sheet Liability, and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements and (ii) any and all cancellations, buy backs, reversals, terminations, or assignments of any Swap Agreement transaction. The Indebtedness of any Person includes the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

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“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Effective Date between the Administrative Agent and the Revolver Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Loan Parties for such period with respect to all outstanding Indebtedness of the Loan Parties (including all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Loan Parties for such period in accordance with GAAP.

“Interest Payment Date” means (i) the first Business Day of each month, commencing with the first such date to occur after the Effective Date and continuing to the Maturity Date, and (ii) the Maturity Date.

“Interest Period” means each period commencing on an Interest Payment Date (or, in the case of the initial Interest Period, commencing on the Effective Date) and ending on the immediately succeeding Interest Payment Date.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Advance Rate” means (i) for the period commencing on September 15, 2019 through and including November 15, 2019, 99.0%, (ii) to the extent Combined Borrowing Base Availability is greater than $15,000,000 for the ninety (90) day period immediately preceding (x) September 15, 2020, for the period commencing on September 15, 2020 through and including November 15, 2020, 97.0%, or (y) September 15, 2021, for the period commencing on September 15, 2021 through and including November 15, 2021, 97.0%, and (iii) for all other periods, 95.0%.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that has become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.

“LIBO Rate” means, the London interbank offered rate as published in the “Money Rates” section of The Wall Street Journal for a period equal in length to the Interest Period (or, in the event such rate does not appear therein, any other national publication that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Rate is less than zero, such rate will be deemed to be zero for the purposes of this Agreement.

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“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

“Liquidity” means, on any date of determination, an amount equal to the sum of (i) Combined Borrowing Base Availability, plus (ii) Qualified Cash, less (iii) the amount of all unpaid judgments rendered against the Loan Parties (other than judgments covered by insurance as to which the insurer has acknowledged coverage in writing), provided, that the amount of Qualified Cash included in the calculation of Liquidity on any date of determination shall not exceed 80% of total Liquidity on any such date.

“Loan Documents” means, collectively, this Agreement, the Intercreditor Agreement, the Perfection Certificate, any promissory notes issued pursuant to this Agreement, the Collateral Documents, the Loan Guaranty, each Obligation Guaranty (if any), and all other agreements, instruments, documents, and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, and notices. Any reference in this Agreement or any other Loan Document to a Loan Document will include all appendices, exhibits, or schedules thereto, and all amendments, restatements, supplements, or other modifications thereto, and will refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means (a) each Borrower at any time party hereto with respect to the Secured Obligations of the other Borrowers, (b) FHC, (c) F-LLC, and (d) any other Loan Party at any time party hereto that is not a Borrower.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Parties” means, collectively, the Borrowers, the Loan Guarantors, any other Person that becomes a party to this Agreement pursuant to a Joinder Agreement, and their respective successors and assigns, and the term “Loan Party” means any one of them or all of them individually, as the context may require.

“Loans” means the Term Loans made by the Lenders pursuant to this Agreement and including any Protective Advances.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the validity or enforceability of the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral, or the priority of such Liens, or (d) the rights of or remedies available to the Administrative Agent or the Lenders under any of the Loan Documents.

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“Material Indebtedness” means Indebtedness (other than the (i) Term Loans and (ii) Indebtedness owing to any trade creditor or landlord, unless such trade creditor or landlord commences an enforcement action (including, without limitation any lock out or other self-help remedies commenced by a Loan Party’s landlord) against a Loan Party in respect of such Indebtedness) of any one or more of the Loan Parties in an aggregate principal amount exceeding (x) $500,000 during a Dominion Period or (y) $2,500,000 at all other times.

“Maturity Date” means August 13, 2022.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of the Loan Parties, determined on a consolidated basis in accordance with GAAP; provided that the following will be excluded from the determination of Net Income (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any Loan Party, (b) the income (or deficit) of any Person (other than a Subsidiary) in which any Loan Party has an ownership interest, except to the extent that any such income is actually received by a Loan Party in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion by an appraiser acceptable to the Administrative Agent in its Permitted Discretion, net of all costs of liquidation thereof, provided, that prior to Payment in Full of the Revolver Debt, the Net Orderly Liquidation Value of the Borrowers’ Inventory shall in all cases be the Net Orderly Liquidation Value of such Inventory as most recently determined by the appraiser (unless the Administrative Agent has selected a different appraiser pursuant to the terms of the Intercreditor Agreement) retained by the Revolver Agent pursuant to the Revolver Loan Agreement.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received by any Loan Party in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer, or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

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“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by the Administrative Agent; provided, further, that if any of the aforesaid rates are less than zero, such rate will be deemed to be zero for purposes of this Agreement.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Administrative Agent for the benefit of the Secured Parties by a guarantor who is not a Loan Party.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Term Loans, all accrued and unpaid fees (including the Prepayment Premium) and all expenses, reimbursements, indemnities, and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law, or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Term Loans made or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability, or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability, or obligation arising with respect to any other transaction that is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (other than operating leases).

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Term Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight borrowings at the LIBO Rate by U.S.-managed banking offices of depository institutions (as such composite rate are determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB commences to publish such composite rate).

“Paid in Full” or “Payment in Full” means, (a) the indefeasible payment in full in cash of all outstanding Term Loans, together with accrued and unpaid interest thereon, (b) the indefeasible payment in full in cash of all accrued and unpaid fees owing to the Administrative Agent and/or Lender under the Loan Documents, and (c) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon.

“Payment in Full of the Revolver Debt” has the meaning assigned to the term “Paid in Full” or “Payment in Full” in the Revolver Loan Agreement as in effect on the Effective Date.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment Condition” is deemed to be satisfied in connection with a Restricted Payment, a Permitted Investment, a Permitted Acquisition, the making of Capital Expenditures or the repayment of Indebtedness if:

(a)          no Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment, Permitted Investment, Permitted Acquisition, Capital Expenditure or repayment of Indebtedness;

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(b)          immediately after giving effect to and at all times during the 30-day period immediately prior to such Restricted Payment, Permitted Investment, Permitted Acquisition, Capital Expenditure or repayment of Indebtedness, and after giving effect to all amounts to be paid (other than Equity Interests of the applicable Loan Party delivered to the seller(s) in any such Permitted Acquisition) in connection with such Restricted Payment, Permitted Investment, Permitted Acquisition, Capital Expenditure or repayment of Indebtedness as having been paid in cash at the time of making such Restricted Payment, Permitted Investment, Permitted Acquisition, Capital Expenditure or repayment of Indebtedness (other than Equity Interests of the applicable Loan Party delivered to the seller(s) in any such Permitted Acquisition) the Borrowers have (i) Liquidity calculated on a pro forma basis after giving effect to such Restricted Payment, Permitted Investment, Permitted Acquisition, Capital Expenditure or repayment of Indebtedness, of not less than $40,000,000 and (ii) a Fixed Charge Coverage Ratio for the most recently completed Fiscal Quarter calculated on a pro forma basis after giving effect to such Restricted Payment, Permitted Investment, Permitted Acquisition, Capital Expenditure or repayment of Indebtedness, of not less than 1.00 to 1.00;

(c)          the Borrower Representative has delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in clause (a) and clause (b) preceding and attaching calculations in form and substance reasonably satisfactory to the Administrative Agent and the Lenders for clause (b), as applicable; and

(d)          such Restricted Payment, Permitted Investment, Permitted Acquisition, Capital Expenditure or repayment of Indebtedness is permitted under the Revolver Loan Agreement as in effect on the date hereof.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means the Perfection Certificate dated as of the Effective Date by the Loan Parties in favor of Administrative Agent.

“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(a)          such Acquisition is not a hostile or contested acquisition;

(b)          the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(c)          both before and after giving effect to such Acquisition, each of the representations and warranties in the Loan Documents is true and correct in all material respects (except (i) any such representation or warranty that relates to a specified prior date and (ii) to the extent the Lenders have been notified in writing by the Loan Parties that any representation or warranty is not correct and the Lenders have explicitly waived in writing compliance with such representation or warranty) and no Default exists, will exist, or would result therefrom;

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(d)          as soon as available, but not less than 10 days prior to such Acquisition, the Borrower Representative has provided the Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent, including pro forma financial statements, statements of cash flow, and Availability projections;

(e)          if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person becomes a Wholly-Owned Subsidiary of a Borrower and a Loan Party pursuant to the terms of this Agreement;

(f)          if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Borrower acquires such assets;

(g)          if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(h)          if such Acquisition involves a merger or a consolidation involving a Borrower or any other Loan Party or a newly created Subsidiary thereof, such Borrower, Loan Party, or newly created Subsidiary, as applicable, is the surviving entity;

(i)           no Loan Party, as a result of or in connection with any such Acquisition, assumes or incurs any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect;

(j)           in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person are terminated unless the Administrative Agent and the Lenders in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets are terminated;

(k)          all actions required to be taken with respect to any newly acquired or formed Wholly-Owned Subsidiary of a Loan Party required under Section 5.14 have been taken;

(l)          the Payment Conditions must have been satisfied; and

(m)          the Borrower Representative has delivered to the Administrative Agent the final executed material documentation relating to such Acquisition within 15 Business Days following the consummation thereof.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

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“Permitted Encumbrances” means:

(a)          Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)          pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(d)          deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case in the ordinary course of business;

(e)          judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7;

(f)          Liens arising solely by virtue of any statutory or common law provision relating to a banker’s liens, rights of set-off, or similar rights, including Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC or any similar Requirement of Law of any foreign jurisdiction, and Liens representing contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Loan Party;

(g)          Liens consisting of leases, licenses, or subleases granted by a Loan Party on its real property (in each case other than any lease required to be accounted for in accordance with GAAP as a capital lease) do not, in the aggregate, materially impair the value of such real property or materially interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(h)          Liens on real property arising by reason of servicing agreements, development agreements, site plan agreements, and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of a Borrower or any Subsidiary;

(i)          Liens of landlords (i) arising by statute or, except with respect to Inventory, under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and other movable tangible property (excluding Inventory) located on the real property leased or subleased from such landlord;

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(j)           Liens on real property disclosed by the title insurance policies with respect thereto, including easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and any replacement, extension, or renewal of any such Lien; provided that such replacement, extension, or renewal Lien does not cover any property other than the property that was subject to such Lien prior to such replacement, extension, or renewal; and provided, further, that such Liens do not secure any Indebtedness, do not materially detract from the value of the affected property, are of a minor nature and, in the aggregate, do not materially interfere with the ordinary conduct of the business of any Loan Party;

(k)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l)           Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement permitted hereunder;

(m)         Liens arising from precautionary UCC financing statement filings regarding operating leases; and

(n)         Liens in favor of the Revolver Agent securing the Revolver Debt to the extent such Liens are subject to the Intercreditor Agreement;

provided that the term “Permitted Encumbrances” does not include any Lien securing Indebtedness, except with respect to clause (e) and clause (n) preceding.

“Permitted Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b)          investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)          investments in certificates of deposit, bankers’ acceptances, and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)          fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) preceding and entered into with a financial institution satisfying the criteria described in clause (c) preceding; and

(e)          money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s, and (iii) have portfolio assets of at least $5,000,000,000.

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“Permitted Payment Restriction” means any consensual encumbrance or restriction (each, a “restriction”) on the ability of any Subsidiary that is not a Loan Party (the “subject Subsidiary”) to pay dividends or make any other distributions on its equity interest to FHC or any Subsidiary, which restriction satisfies all of the following conditions: (a) such restriction becomes effective only upon the occurrence of (i) specified events under subject Subsidiary’s certificate of incorporation, bylaws, other governing documents or any joint venture or similar agreements or (ii) an “event of default” with respect to “Indebtedness” (as defined in the agreement governing such Indebtedness) that was incurred by the subject Subsidiary in compliance with Section 6.01 and (b) such restriction would not materially impair the Borrowers’ ability to make scheduled payments of interest and principal payments on the Loans, as determined in good faith by the Board of Directors of FHC, provided that the Borrower Representative will reasonably promptly notify the Administrative Agent from time to time after any such determination is made.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak, or a substantially similar electronic transmission system.

“Prepayment Event” means:

(a)          any sale, transfer, or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Section 6.05(a);

(b)          any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $500,000;

(c)          the issuance by FHC of any Equity Interests, or the receipt by FHC of any capital contribution; and

(d)          the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prepayment Premium” has the meaning assigned to such term in the Fee Letter.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate will be effective from and including the date such change is publicly announced as being effective.

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“Projections” has the meaning assigned to such term in Section 5.01(f).

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Purchase Money Indebtedness” means Indebtedness for the purchase price or cost of construction, repair, or improvement of any property.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and cash equivalents of the Loan Parties and their Subsidiaries that is in deposit accounts or in securities accounts, or any combination thereof, and which such deposit account or securities account is the subject of a Deposit Account Control Agreement, less the amount of any outstanding checks or automated clearing house transfers issued by the Borrowers.

“Recipient” means, as applicable, (a) the Administrative Agent, and (b) any Lender, or any combination thereof (as the context requires).

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives, and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

“Rentals” means, for any period, the aggregate fixed amounts payable by the Loan Parties under any operating leases, calculated on a consolidated basis for the Loan Parties for such period in accordance with GAAP.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations, or audits pertaining to the assets of the Borrowers from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Term Loan Exposure representing at least 66.67% of the sum of the Aggregate Term Loan Exposure at such time; provided that, as long as there are fewer than three Lenders, Required Lenders will mean all Lenders.

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“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation, and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction, or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, any and all reserves that the Applicable Agent deems necessary, in its Permitted Discretion, to maintain (including an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, reserves for rent at locations leased by any Loan Party (provided that any such reserve for rent for any retail location will be limited to (a) except for the retail locations described in clause (b) following, the amount of rent and other amounts then past due and owing under the applicable lease, excluding any amounts being disputed by a Borrower in good faith, and (b) with respect to any retail location that is in a state that has applicable law that provides the landlord with a Lien on any Collateral that has priority over the Lien in favor of the Administrative Agent in such Collateral, the greater of (i) the book value of the Inventory at such location or (ii) an amount equal to three months of rent and other charges due or to become due under the applicable lease), reserves for consignee’s, warehousemen’s, and bailee’s charges, reserves with respect to gift cards issued, reserves for dilution of Credit Card Accounts, reserves for deposits received from customers, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for amounts due with respect to royalties due on any Inventory sold, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party; provided, that, notwithstanding anything contained herein to the contrary, at any time prior to the Payment in Full of the Revolver Debt, the reserves maintained by the Revolver Agent under the Revolver Documents shall also apply to the Term Loan Borrowing Base and, subject to the provisions of the Intercreditor Agreement, the Administrative Agent shall not be entitled to establish, maintain or increase any reserves beyond those maintained by the Revolver Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities, or other property) with respect to any Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary (including any stock repurchases), or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any such Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary or any option, warrant, or other right to acquire any such Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary.

“Retained Cash Flow” means, with respect to the Loan Parties and their Subsidiaries determined on a consolidated basis in accordance with GAAP, for any period, the result of:

(a)          EBITDAR, minus

(b)          without duplication, the sum of

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(i)           (A) total cash Interest Expense paid and (B) cash fees paid by any Loan Party on any Indebtedness of such Loan Party permitted under this Agreement, determined in accordance with GAAP,

(ii)          the cash portion of Unfinanced Capital Expenditures and Capital Expenditures made during such period,

(iii)         payments of, or in respect of, taxes (to the extent paid in cash),

(iv)         Rentals (to the extent paid in cash),

(v)          all regularly scheduled, and to the extent not financed with Indebtedness or proceeds of the issuances of Equity Interests, voluntary prepayments of principal made in respect of Indebtedness permitted under this Agreement;

(vi)         purchase price paid in connection with a Permitted Acquisition to the extent paid in cash and not financed;

(vii)        Permitted Investments made in cash;

(viii)       Restricted Payments made in cash; and

(ix)         without duplication of any amounts deducted in the calculation of Net Income, any other cash amounts added back pursuant to clause (vi) of EBITDAR.

“Revolver Agent” means JPMCB in its capacity as the administrative agent under the Revolver Documents and any successor appointed pursuant to the terms thereof.

“Revolver Borrowing Base” means, the “Borrowing Base” as such term is defined in the Revolver Loan Agreement.

“Revolver Commitment” for any Revolver Lender, its obligation to make Revolver Loans and to participate in LC Exposure (as defined in the Revolver Loan Agreement).

“Revolver Debt” means all “First Priority Obligations” as defined in the Intercreditor Agreement.

“Revolver Documents” shall mean, collectively, the Revolver Loan Agreement, and any other Loan Documents (as defined in the Revolver Loan Agreement) as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured, in accordance with the terms of the Intercreditor Agreement, (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolver Debt).

“Revolver Exposure” means, the “Aggregate Revolving Exposure” as such term is defined in the Revolver Loan Agreement.

“Revolver Lender” means, any Person party to the Revolver Loan Agreement as a lender.

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“Revolver Loan” means a “Loan” (as defined in the Revolver Loan Agreement).

“Revolver Loan Cap” means, as of any date of determination, the lesser of (i) the Aggregate Revolving Commitment (as defined in the Revolver Loan Agreement) as in effect on the date of this Agreement and as the same may be amended from time to time be reduced or increased pursuant to the terms of the Revolver Loan Agreement less the Availability Block (as defined in the Revolver Loan Agreement) in compliance with the Intercreditor Agreement or (ii) the Revolver Borrowing Base.

“Revolver Loan Agreement” shall mean the Credit Agreement, dated as of May 25, 2018, as amended on the date hereof, by that certain First Amendment to Credit Agreement, by and among Borrowers, Guarantors, Revolver Agent and Revolver Lenders, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, refinanced, restated or replaced, in accordance with the terms of the Intercreditor Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sales Plan” means that certain projected sales plan named Projected Total Sales Based on Business Plan dated July 15, 2019 of the Loan Parties delivered by Borrowers to the Administrative Agent.

“Sanctioned Country” means, at any time, a country, region, or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury , the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations.

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“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Statements” has the meaning assigned to such term in Section 2.18(g).

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations pursuant to a subordination agreement or other written agreement in form and substance satisfactory to the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association, or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association, or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled, or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of FHC or a Loan Party, as applicable.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, or consultants of the Borrowers or the Subsidiaries will be a Swap Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

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“Term Loan” means a Term Loan made by a Lender to Borrower under Article 2 and collectively, the “Term Loans”.

“Term Loan Borrowing Base” means, at any time, the sum of (a) 95.0% of the face amount of the Borrowers’ Eligible Credit Card Accounts at such time, plus (b) 95.0% of the Eligible Acquired Asset Amount that constitutes Credit Card Accounts of a Borrower at such time, plus (c) the product of, the Inventory Advance Rate multiplied by the Net Orderly Liquidation Value percentage by category identified in the most recent inventory appraisal received by the Administrative Agent, multiplied by the sum of (x) Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis and (y) the Eligible Acquired Asset Amount that constitutes Inventory of a Borrower at such time, minus (d) Reserves. Following Payment in Full of the Revolver Debt or in accordance with the terms and conditions of the defined term “Reserves”, the Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Term Loan Borrowing Base.

“Term Loan Commitment” means the amount of each Lender’s Term Loan Commitment, together with the Term Loan Commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Term Loan Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender has assumed its Term Loan Commitment or assigned a portion of its Term Loan Commitment, as applicable.

“Term Loan Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Term Loans at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“Transactions” means the execution, delivery, and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period that are not financed from the proceeds of any Indebtedness (other than the Revolver Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolver Loans, such Capital Expenditures will be deemed Unfinanced Capital Expenditures); provided that expenditures that are accounted for as capital expenditures and that are actually paid for by a third party (excluding any Loan Party or Subsidiary) and for which neither any Loan Party nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before during or after such period), including expenditures funded through tenants’ improvement allowances will not be included in Unfinanced Capital Expenditures for purposes of determining the Fixed Charge Coverage Ratio for any period.

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“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it, (b) any other obligation (including any guarantee) that is contingent in nature at such time, or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Wholly-Owned Subsidiary” means, with respect to any Person (the “applicable Person”), a subsidiary of the applicable Person, all of the outstanding Equity Interests of which (other than director’s qualifying or other similar shares required pursuant to any Requirement of Law) are owned by the applicable Person or another wholly owned (using the same guidelines as herein required) subsidiary of the applicable Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02     [Reserved].

Section 1.03     Terms Generally. The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “law” will be construed as referring to all statutes, rules, regulations, codes, and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders, and decrees of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein), (b) any definition of or reference to any statute, rule, or regulation will be construed as referring thereto as from time to time amended, supplemented, or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person will be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that has succeeded to any or all functions thereof, (d) the words “herein”, “hereof”, and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” will refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

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Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision will be interpreted on the basis of GAAP as in effect and applied immediately before such change has become effective until such notice has been withdrawn or such provision amended in accordance herewith.

Section 1.05     Status of Obligations. In the event that any Borrower or any other Loan Party at any time issues or has outstanding any Subordinated Indebtedness, such Borrower will take or cause such other Loan Party to take all such actions as are necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as are required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

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ARTICLE 2

The Credits

Section 2.01         Term Loan Commitments; Reserves.

(a)          Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make a Term Loan in dollars to the Borrowers on the Effective Date in the amount of such Lender’s Term Loan Commitment by wire transfer in accordance with the instructions provided (and reasonably acceptable) to such Lender by the Borrower Representative, provided that after giving effect to the funding of the Term Loans hereunder, the aggregate outstanding principal amount of the Term Loans shall not exceed the total aggregate amount of the Term Loan Commitments immediately prior to the funding of the Term Loans. Amounts repaid or prepaid on the Term Loans may not be reborrowed. Upon the funding of a Term Loan in the amount of its Term Loan Commitment on the Effective Date, each Lender’s Term Loan Commitment shall be reduced to zero.

(b)          As of the Effective Date, the Reserves are as set forth in the most recent Borrowing Base Certificate.

(c)          Subject to the limitations referenced in the definition of “Reserves” and the Intercreditor Agreement, the Administrative Agent shall have the right, at any time and from time to time after the Effective Date in its discretion to establish, modify or eliminate the Reserves against the Term Loan Borrowing Base.

Section 2.02         [Reserved].

Section 2.03         [Reserved].

Section 2.04         Protective Advances.

(a)          Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but will have absolutely no obligation), to make additional Loans to the Borrowers, on behalf of all Lenders, that the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”). The Protective Advances will be secured by the Liens granted in favor of the Administrative Agent in and to the Collateral and will constitute Obligations hereunder. All Protective Advances will accrue interest at the same rate as applicable to the Term Loans. The making of a Protective Advance on any one occasion will not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and will become effective prospectively upon the Administrative Agent’s receipt thereof. At any time, the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

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(b)          Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to such Lender’s Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent will promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.05         [Reserved].

Section 2.06         [Reserved].

Section 2.07         [Reserved].

Section 2.08         [Reserved].

Section 2.09         [Reserved].

Section 2.10         Repayment and Amortization of Loans; Evidence of Debt.

(a)          The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan on the Maturity Date and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date or demand by the Administrative Agent.

(b)          The Loan Parties shall comply at all times with Section 2.10(b) of the Revolver Loan Agreement.

(c)          Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from the Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)          The Administrative Agent will maintain accounts in which it will record (i) the amount of the Term Loans made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the amount of any Protective Advances made by Administrative Agent hereunder, and (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)          The entries made in the accounts maintained pursuant to Section 2.10(c) or Section 2.10(d) will be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrowers to repay the Term Loans in accordance with the terms of this Agreement.

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(f)          Any Lender may request that Term Loans made by it be evidenced by a promissory note. In such event, the Borrowers will prepare, execute, and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Term Loans evidenced by such promissory note and interest thereon will at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

Section 2.11         Prepayment of Loans.

(a)          Subject to the terms of the Revolver Loan Agreement, the Borrowers will have the right at any time and from time to time to prepay any Term Loan in whole or in part together with any applicable Prepayment Premium, subject to prior notice in accordance with Section 2.11(f) and, if applicable, payment of any break funding expenses under Section 2.16.

(b)          In the event of the Payment in Full of the Revolver Debt prior to the Maturity Date or in the event that the Borrower permanently reduces the Revolver Commitments to $10,000,000 or less, the Borrowers will immediately prepay the Obligations in full.

(c)          Subject to the terms of the Revolver Loan Agreement, in the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, if such Prepayment Event occurs during the existence of a Dominion Period, the Borrowers will, immediately after such Net Proceeds are received by such Loan Party, prepay the Obligations as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds. The parties acknowledge and agree that the Borrowers’ compliance with the terms and conditions of Section 2.11(c) of the Revolver Loan Agreement as in effect on the date hereof shall be deemed to satisfy the Borrowers’ obligations under this Section 2.11(c).

(d)          [Reserved].

(e)          All amounts required to be prepaid pursuant to Section 2.11(c) will be applied, first to prepay any Protective Advances that may be outstanding, pro rata against all such Protective Advances, and second to prepay the Term Loans.

(f)          The Borrower Representative must notify the Administrative Agent by telephone (confirmed by facsimile), of any prepayment hereunder not later than 11:00 a.m., New York time, three Business Days before the date of prepayment. Each such notice will be irrevocable and must specify the prepayment date and the principal amount of the Term Loans to be prepaid. Promptly following receipt of any such notice, the Administrative Agent will advise the Lenders of the contents thereof. Prepayments must be accompanied by (x) any applicable Prepayment Premium, (y) accrued interest on the amount prepaid, and (z) break funding payments pursuant to Section 2.16.

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Section 2.12         Fees.

(a)          [Reserved].

(b)          [Reserved].

(c)          The Borrowers agree to pay to the Administrative Agent, for its own account and/or for the account of the Lenders, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent in the Fee Letter or otherwise.

(d)          [Reserved].

(e)          All fees payable hereunder must be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution (as applicable), to the Lenders. Fees paid will not be refundable under any circumstances.

(f)          Without limiting the generality of the foregoing or anything appearing in the Fee Letter, in the event of any voluntary prepayment or mandatory prepayment of the Term Loans, whether in whole or in part (other than any mandatory prepayment as a result of any involuntary disposition or transfer of any property or asset of any Borrower or any Subsidiary resulting from any casualty, condemnation or similar event), including, without limitation, as a result of the acceleration of the Obligations for any reason, including because of default, the commencement of any Bankruptcy Event or other proceeding pursuant to any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect, sale, disposition or encumbrance (including that by operation of law or otherwise) the Prepayment Premium, if any, determined as provided in the Fee Letter and as of the date of acceleration or prepayment will also be due and payable, and shall constitute part of the Obligations. In view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof, any Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment of the Term Loans and the Borrowers agree that it is reasonable under the circumstances currently existing. The Prepayment Premium, if any, shall also be payable (i) in the event the Obligations (and/or this Agreement or any promissory notes evidencing the Obligations) are satisfied or released by foreclosure or sale/liquidation (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means and/or (ii) upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations (and/or this Agreement or any promissory notes evidencing the Obligations) in any Bankruptcy Event or other proceeding pursuant to any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect, foreclosure or sale/liquidation (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means or the making of a distribution of any kind in any Bankruptcy Event to the Administrative Agent, for the account of the Lenders, in full or partial satisfaction of the Obligations. THE BORROWERS EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO ANY BANKRUPTCY EVENT OR OTHER PROCEEDING PURSUANT TO ANY FEDERAL, STATE, OR FOREIGN BANKRUPTCY, INSOLVENCY, RECEIVERSHIP, OR SIMILAR LAW NOW OR HEREAFTER IN EFFECT OR PURSUANT TO A PLAN OF REORGANIZATION. The Borrowers expressly agree that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Borrowers giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrowers expressly acknowledge that their agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Term Loan Commitments and make the Term Loans.

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Section 2.13         Interest.

(a)          [Reserved].

(b)          The Term Loans will bear interest at the LIBO Rate for each applicable Interest Period in effect for the Term Loans, plus the Applicable Margin, the sum of which will in no event be less than 10.0% per annum.

(c)          Each Protective Advance will accrue interest at the same rate as applicable to the Term Loans.

(d)          Notwithstanding the foregoing, during the existence of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Term Loans will bear interest at 2.00% per annum, plus the rate otherwise applicable to such Term Loans as provided in this Section or (ii) in the case of any other amount outstanding hereunder, such amount will accrue at 2.00% per annum, plus the rate applicable to such fee or other obligation as provided hereunder.

(e)          Accrued interest on the Term Loans will be payable in arrears on each Interest Payment Date and on the Maturity Date; provided that, (i) interest accrued pursuant to Section 2.13(d) will be payable on demand, and (ii) in the event of any repayment or prepayment of any portion of the Term Loans, accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment.

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(f)          All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate will be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case, will be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate will be determined by the Administrative Agent, and such determination will be conclusive absent manifest error.

Section 2.14         Alternate Rate of Interest; Illegality.

(a)          If:

(i)          the Administrative Agent determines (which determination will be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for any Interest Period; or

(ii)         the Administrative Agent is advised by the Required Lenders that the LIBO Rate for any Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Term Loans (or its Term Loan) for such Interest Period;

then the Administrative Agent will give notice thereof to the Borrowers and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, the outstanding Term Loans made by each Lender shall thereafter accrue interest at the Alternate Base Rate plus the Applicable Margin.

(b)          If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund, or continue any Term Loan bearing interest with reference to the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, the outstanding Term Loans made by each Lender shall be immediately converted to Term Loans accruing interest at the Alternate Base Rate plus the Applicable Margin until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

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(c)          If at any time the Administrative Agent determines (which determination will be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(a)(i) have not arisen but the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate will no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers will endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the U.S. at such time, and will enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment will become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent has not received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest is determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBO Rate for such Interest Period is not available or published at such time on a current basis).

Section 2.15         Increased Costs.

(a)          If any Change in Law:

(i)          imposes, modifies, or deems applicable any reserve, special deposit, liquidity, or similar requirement (including any compulsory loan requirement, insurance charge, or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)         imposes on any Lender or the London interbank market any other condition, cost, or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii)        subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) through clause (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, continuing, converting into, or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest, or otherwise), then the Borrowers will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)          If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of, or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender o or such Lender’s holding company for any such reduction suffered.

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(c)          A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b) will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section will not constitute a waiver of such Lender’s right to demand such compensation; provided that, the Borrowers will not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above will be extended to include the period of retroactive effect thereof.

Section 2.16         Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue, or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or Section 9.02(d), then, in any such event, the Borrowers will compensate each Lender for the loss, cost, and expense attributable to such event. In the case of a Loan, such loss, cost, or expense to any Lender will be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period for such Loan), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

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Section 2.17         Withholding of Taxes; Gross-Up.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document will be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent will be entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party will be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Borrowers. The Loan Parties will timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)          Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party will deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)          Indemnification by the Loan Parties. The Loan Parties will jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.

(e)          Indemnification by the Lenders. Each Lender will severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent will be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).

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(f)          Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), Section 2.17(f)(ii)(B), and Section 2.17(f)(ii)(D)) will not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person will deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)         any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

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(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (y) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (z) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (y) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (z) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)         to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender will deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it will pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party related to the receipt of such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, will repay to such indemnified party the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) will not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)          Survival. Each party’s obligations under this Section 2.17 will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(i)           Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18         Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)          The Borrowers will make each payment required to be made by them hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.15, Section 2.16, Section 2.17, or otherwise) prior to 3:00 p.m., New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments will be made to the Administrative Agent at its offices at Tiger Finance, LLC, 60 State Street, Boston, MA 02109, and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17, and Section 9.03 must be made directly to the Persons entitled thereto. The Administrative Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder is due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon will be payable for the period of such extension. All payments hereunder will be made in dollars.

(b)          Subject to the terms of the Intercreditor Agreement, any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees, or other sum payable under the Loan Documents (that will be applied as specified by the Borrowers) or (B) a mandatory prepayment (that will be applied in accordance with Section 2.11) or (ii) during the existence of an Event of Default if the Administrative Agent so elects or the Required Lenders so direct, will be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent from the Borrowers, second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers, third, to pay interest due in respect of Protective Advances, fourth, to pay the principal of Protective Advances, fifth, to pay interest then due and payable on the Term Loans ratably, sixth, to prepay principal on the Term Loans ratably, and seventh, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. The Administrative Agent and the Lenders will have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

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(c)          [Reserved].

(d)          If, except as otherwise expressly provided herein, any Lender, by exercising any right of set-off or counterclaim or otherwise, obtains payment in respect of any principal of or interest on its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion will purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments will be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(d) will not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.18(d) will apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)          Unless the Administrative Agent has received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)          If any Lender fails to make any payment required to be made by it under this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to clause (i) and clause (ii) preceding will be made in any order determined by the Administrative Agent in its discretion.

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(g)          The Administrative Agent will from time to time provide the Borrower Representative with account statements or invoices with respect to the Loans and any interest or fees with respect thereto (each a “Statement”); provided that any failure of the Administrative Agent to provide any Statement to the Borrower Representative will not have any effect on any Loan Party’s obligation with respect thereto or any Obligation hereunder and will not constitute a default by the Administrative Agent under this Agreement. The Administrative Agent is under no duty or obligation to provide Statements, that, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees, or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers will not be in default of payment with respect to the billing period indicated on such Statement; provided that, acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including any past due amounts) will not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

Section 2.19         Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender will use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17), and obligations under this Agreement and other Loan Documents to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers will have received the prior written consent of the Administrative Agent, which consent will not unreasonably be withheld, (ii) such Lender will have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, accrued interest, and fees) or the Borrowers (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender will not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

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Section 2.20         [Reserved].

Section 2.21         Returned Payments. If after receipt of any payment that is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied will be revived and continued and this Agreement will continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 will be and remain effective notwithstanding any contrary action that may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 will survive the termination of this Agreement.

Section 2.22         [Reserved].

ARTICLE 3

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01         Organization; Powers. Each Loan Party and each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

Section 3.02         Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid, and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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Section 3.03         Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not in any material respect violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement, or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, except such as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.

Section 3.04         Financial Condition; No Material Adverse Change.

(a)          FHC has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity, and cash flows as of and for the Fiscal Year ended February 2, 2019, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of FHC and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)          No event, change, or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since February 2, 2019.

Section 3.05         Properties.

(a)          As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any party to any such lease or sublease exists except such as could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

(b)          Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, and patents necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by each Loan Party and each Subsidiary does not, other than such as could not reasonably be expected to result in a Material Adverse Effect, infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement.

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Section 3.06         Litigation and Environmental Matters.

(a)          There are no actions, suits, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

(b)          Except for the Disclosed Matters (i) no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain, or comply with any permit, license, or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability, or (D) knows of any basis for any Environmental Liability.

(c)          Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07         Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements, and other instruments binding upon it or its property. No Default has occurred and is continuing.

Section 3.08         Investment Company Status. No Loan Party nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09         Taxes.

(a)          Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

(b)          Neither this Agreement nor any other agreement, certificate, document, or instrument executed or delivered in connection therewith by any Loan Party or any other Person (other than the Lender), were executed or delivered in the state of Florida, neither any Borrower nor any other Loan Party is a Florida organization or has its executive offices or headquarters in Florida, no officer or employee of any Loan Party has engaged in any execution, delivery, negotiations, or other related activities with respect to this Agreement while in the state of Florida, and there are no stamp, documentary, mortgage, or intangibles taxes due in the state of Florida as a result of any Loan Party entering into this Agreement.

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Section 3.10         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

Section 3.11         Disclosure. None of the reports, financial statements, certificates, or other information furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole together with FHC’s public filings, contains any material misstatement of fact or omits, as of the date furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect at such time; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 3.12         Material Agreements. No Loan Party is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (a) any material agreement to which it is a party, except where such default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Indebtedness that would constitute an Event of Default under clause (f) of Article 7 if such default became an event of default under the applicable agreement or instrument.

Section 3.13         Solvency.

(a)          Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, taken as a whole, (ii) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

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(b)          No Loan Party intends to, nor will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 3.14         Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Each Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.15         Capitalization and Subsidiaries. Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to FHC of each and all of FHC’s Subsidiaries, (b) a true and complete listing (other than with respect to FHC) of each class of each Loan Party’s authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid, and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of FHC and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants, or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

Section 3.16         Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except to the extent provided in this Agreement and the other Loan Documents.

Section 3.17         Employment Matters. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local, or foreign law dealing with such matters. All material, in the aggregate and individually, payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

Section 3.18         Federal Reserve Regulations. No part of the proceeds of any Term Loan has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X.

Section 3.19         Use of Proceeds. The proceeds of the Term Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

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Section 3.20         No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.

Section 3.21         Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries, and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers, or employees or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The borrowing of the Term Loans and the use of proceeds, the consummation of the Transaction, or other transaction contemplated by this Agreement or the other Loan Documents will not violate Anti-Corruption Laws or applicable Sanctions.

Section 3.22         Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

Section 3.23         EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE 4

Conditions

Section 4.01         Effective Date. The obligations of the Lenders to make the Term Loans will not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 and subject to Section 5.15):

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(a)          Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) has received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (that may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (that may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, and (iii) such other certificates, documents, instruments, and agreements as the Administrative Agent has reasonably requested in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of the Loan Parties’ counsel, addressed to the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent and its counsel.

(b)          Financial Statements and Projections. The Lenders have received (i) audited consolidated financial statements of FHC for the Fiscal Years ended January 30, 2017, February 3, 2018 and February 2, 2019, (ii) copies of interim unaudited financial statements for each month since the date of the last audited consolidated financial statements of FHC, (ii) satisfactory projections through FHC’s Fiscal Year ending in January 2023.

(c)          Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent has received (i) a certificate of each Loan Party, dated the Effective Date and executed by an authorized officer of such Loan Party, that (A) certifies the resolutions of its Board of Directors, members, or other body authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, (B) identifies by name and title and bears the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of each Borrower, its Financial Officers, and (C) contains appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management, or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(d)          No Default Certificate. The Administrative Agent has received a certificate, signed by a Financial Officer of each Borrower, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date, (iii) there is no litigation that has or could be reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (v) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.

(e)          Fees. The Lenders and the Administrative Agent have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid by the Borrowers directly or with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

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(f)          Lien Searches. The Administrative Agent has received the results of a recent lien search in the jurisdiction of organization of each Loan Party, and such search reveals no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g)          [Reserved].

(h)          Funding Account. The Administrative Agent has received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Account”) to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of the Term Loan pursuant to this Agreement.

(i)           [Reserved].

(j)           Control Agreements. The Administrative Agent has received each Deposit Account Control Agreement (as defined in the Security Agreement) required to be provided on the Effective Date pursuant to Section 4.14 of the Security Agreement.

(k)          Solvency. The Administrative Agent has received a solvency certificate signed by a Financial Officer dated the Effective Date.

(l)           Borrowing Base Certificate. The Administrative Agent has received a Borrowing Base Certificate that calculates the Term Loan Borrowing Base, Revolving Borrowing Base, Combined Borrowing Base and Combined Borrowing Base Availability, each as of the Effective Date, together with all supporting documentation relating thereto.

(m)         Closing Availability. After giving effect to the borrowing of the Term Loans to be made on the Effective Date and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the sum of Liquidity is not less than $20,000,000.

(n)          Pledged Equity Interests; Stock Powers; Pledged Notes. The Revolver Agent as agent for the, and for the benefit of, the Administrative Agent in connection with the Intercreditor Agreement, shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(o)          Filings, Registrations, and Recordings. Each document (including any UCC financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered, or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders, and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), must be in proper form for filing, registration, or recordation; provided that until any such UCC financing statement required to be filed to perfect the Administrative Agent’s Liens in the Collateral have been filed, the Borrowers will not be permitted to request, and the Lenders will not be required to make, any Term Loans under this Agreement.

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(p)          Insurance. The Administrative Agent has received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement; provided that endorsements to the applicable insurance policies required under Section 4.12 of the Security Agreement may be provided within 60 days of the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion).

(q)          [Reserved].

(r)          Tax Withholding. The Administrative Agent has received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(s)          [Reserved].

(t)          Field Examination. The Administrative Agent or its designee has conducted a field examination of the Borrowers’ Credit Card Accounts, Inventory, and related working capital matters and of the Borrowers’ related data processing and other systems, the results of which are satisfactory to the Administrative Agent in its sole discretion.

(u)          [Reserved].

(v)         Appraisal. The Administrative Agent has received an appraisal of the Borrowers’ Inventory from one or more firms satisfactory to the Administrative Agent, which appraisal is satisfactory to the Administrative Agent in its sole discretion.

(w)          USA PATRIOT Act, Etc. The Administrative Agent and the Lenders have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party.

(x)          Revolver Loan Agreement. The Revolver Agent and the Loan Parties shall have entered into an amendment to the Revolver Loan Agreement in form and substance satisfactory to the Administrative Agent, which, among other things, (i) provides for the maturity date under the Revolver Loan Agreement to spring 90 days prior to the Maturity Date hereunder, (ii) incorporates the Combined Borrowing Base and Combined Borrowing Base Availability thereunder and requires, among other things, that all advances thereunder shall be made within the limits of the Combined Borrowing Base, and (iii) permits the Term Loans, the Liens granted under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties, and the consummation of the transactions contemplated hereby.

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(y)          Representations and Warranties. The representations and warranties of the Loan Parties set forth in the Loan Documents must be true and correct in all respects as of the Effective Date (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date will be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty that is subject to any materiality qualifier will be required to be true and correct in all respects).

(z)          No Default. No Default shall have occurred and be continuing or result from the funding of the Term Loans or from the application of the proceeds there of as contemplated on the Effective Date.

(aa)        Other Documents. The Administrative Agent has received such other documents as the Administrative Agent, any Lender, or their respective counsel may have reasonably requested.

The Administrative Agent will notify the Borrowers and the Lenders of the Effective Date, and such notice will be conclusive and binding.

ARTICLE 5

Affirmative Covenants

Until all of the Secured Obligations have been Paid in Full each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 5.01         Financial Statements; Term Loan Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

(a)          within 90 days after the end of each Fiscal Year of FHC, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (provided that to the extent any such information is included in Form 10-K for FHC and its consolidated subsidiaries, delivery of such Form 10-K will satisfy the delivery requirement specified in this clause (a) with respect to such information);

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(b)          within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of FHC, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (provided that to the extent any such information is included in Form 10-Q for FHC and its consolidated subsidiaries, delivery of such Form 10-Q will satisfy the delivery requirement specified in this clause (b) with respect to such information);

(c)          within 30 days after the end of each fiscal month of FHC, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity, and cash flows as of the end of and for such fiscal month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)          concurrently with any delivery of financial statements under Section 5.01(a), Section 5.01(b), or Section 5.01(c), a Compliance Certificate of a Financial Officer of the Borrower Representative (i) certifying, in the case of the financial statements delivered under Section 5.01(b) or Section 5.01(c), as presenting fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio, (iv) demonstrating compliance with limitations of Capital Expenditures set forth in Section 6.13, (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (vi) specifying and quantifying any fees, expenses, charges, and reserves under clause (vi) of the definition of EBITDAR to be included for the period of the financial statements delivered concurrently with such certificate;

(e)          concurrently with any delivery of financial statements under Section 5.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines or the customary practices of such accounting firm consistently applied);

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(f)          as soon as available but in any event no earlier than the end of, and no later than 60 days following the end of, each Fiscal Year of FHC, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement) of FHC for each Fiscal Quarter of the upcoming Fiscal Year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(g)          at each of the times specified in the following table, and at such other times as may be necessary to re-determine Combined Borrowing Base Availability, as of the applicable period then ended, a Borrowing Base Certificate (setting forth the Revolving Borrowing Base, Term Loan Borrowing Base and Combined Borrowing Base Availability) and supporting information in connection therewith, together with any additional reports with respect to the Term Loan Borrowing Base as the Administrative Agent may reasonably request:

Trigger Date/Event	Reporting Requirement	Reset Date
the existence of any Event of Default	promptly upon the request of the Administrative Agent and continuing thereafter as requested	90 days after such Event of Default is waived and no additional Event of Default has occurred
the Borrower Representative or any Borrower requests any Revolver Loan or issuance of any letter of credit under the Revolver Loan Agreement	concurrently with such request for such Revolver Loan or issuance of such letter of credit	not applicable
Liquidity is less than $15,000,000	on or before the third Business Day of each calendar week, as of the period then ended	Three fiscal months during which (i) Liquidity on each day during such period is greater than or equal to $15,000,000 and (ii) sales revenues for such period are greater than or equal to 85% of the amount set forth in the Sales Plan for such period

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Trigger Date/Event	Reporting Requirement	Reset Date
Liquidity is greater than or equal to $15,000,000 but less than $50,000,000	Within 10 Business Day of the end of each fiscal month, as of the period then ended	not applicable
Liquidity is greater than or equal to $50,000,000	Within 15 Business Day of the end of each fiscal month, as of the period then ended	not applicable

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(h)          concurrently with delivery of any Borrowing Base Certificate pursuant to clause (g) preceding and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent;

(i)          a detailed aging of the Borrowers’ Credit Card Accounts (including a listing, as of the end of the applicable period, by credit card issuer and/or credit card processor, of all outstanding Credit Card Accounts and all payments and collections thereon, and a reconciliation of sales and collections with respect thereto), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name and balance due for each Account Debtor (such Account Debtors being the applicable credit card issuer or credit card processor) of any Credit Card Account, and, if requested by the Administrative Agent, the address for each such Account Debtor;

(ii)         a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit (if any, but excluding any Inventory in transit between locations of a Borrower) and any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by product type, and by volume on hand, which Inventory will be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers, and complaints and claims made against the Borrowers);

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(iii)        a worksheet of calculations prepared by the Borrowers to determine Eligible Credit Card Accounts and Eligible Inventory, such worksheets detailing the Credit Card Accounts and Inventory excluded from Eligible Credit Card Accounts and Eligible Inventory and the reason for such exclusion;

(iv)        a reconciliation of the Borrowers’ Credit Card Accounts and Inventory between (A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and (B) the amounts and dates shown in the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and the Borrowing Base Certificate delivered pursuant to Section 5.01(g) as of such date; and

(v)         a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement.

(i)           as soon as available but in any event within 30 days of the end of each fiscal month or Fiscal Quarter, as applicable, that the Borrowers are required to deliver Borrowing Base Certificates pursuant to clause (g) preceding and at such other times as may be requested by the Administrative Agent, as of the fiscal month or Fiscal Quarter then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;

(j)           (i) at any time when Liquidity is less than $50,000,000, on or before the third Business Day of each calendar week, as of the last Business Day of the week then ended, a report showing Qualified Cash and Liquidity in form and substance acceptable to Administrative Agent and (ii) at any time when Liquidity is greater than or equal to $50,000,000, on or before the third Business Day of each calendar month, as of the last Business Day of the calendar month then ended, a report showing Qualified Cash and Liquidity in form and substance acceptable to Administrative Agent;

(k)          promptly upon the Administrative Agent’s reasonable request:

(i)          copies of invoices or other similar statements issued by the Borrowers to any credit card issuer or credit card processor in connection with any Credit Card Accounts, credit memos, and other information related thereto;

(ii)         copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or equipment purchased by any Loan Party; and

(iii)        a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(l)           promptly upon the reasonable request of the Administrative Agent, as frequently as may be reasonably requested, but in any event not more often than delivery of any Borrowing Base Certificate, as of the period then ended, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

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(m)          promptly upon request of the Administrative Agent, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;

(n)          concurrently with delivery of the financial statements required to be delivered in accordance with Section 5.01(a) and, if otherwise requested by the Administrative Agent, within ten Business Days of the first day of October of any calendar year, a certificate of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation, or organization for each Loan Party from the appropriate governmental officer in such jurisdiction;

(o)          concurrently with delivery of any financial statements required to be delivered pursuant to clause (a), clause (b), or clause (c) preceding, a detailed listing of all advances of proceeds of Loans requested by the Borrower Representative for each Borrower during the immediately preceding calendar month and a detailed listing of all intercompany loans made by the Borrowers during such calendar month;

(p)          promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be; provided that if any such report, proxy statement, or other material is posted to FHC’s website, such delivery will be deemed satisfied upon notice from the Borrower Representative to the Administrative Agent of such posting; and

(q)          promptly upon receipt, copies of any written notices and amendments received in connection with the Revolver Documents.

Section 5.02         Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(a)          the occurrence of any Event of Default;

(b)          receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that (i) seeks damages in excess of (x) $2,500,000 or (y) $650,000 in the case of any investigation, litigation or proceeding that could reasonably be expected to result in a Lien, impairment or restriction on the Collateral, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any Subsidiary, (v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, (vi) asserts liability on the part of any Loan Party or any Subsidiary in excess of $2,500,000 in respect of any tax, fee, assessment, or other governmental charge, (vii) involves any product recall, or (viii) if adversely determined could reasonably be expected to result in a Material Adverse Effect;

(c)          any Lien (other than Liens permitted under Section 6.02) or claim made or asserted against any of the Collateral;

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(d)          any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance;

(e)          within ten Business Days of receipt thereof, any and all default notices received by a Loan Party that (i) provide notice of any failure to make a payment of any amount due under a lease agreement for any real property or that constitute a threat of eviction or termination of the applicable lease agreement and (ii)(A) any such notice is applicable to a single leased location or public warehouse where Collateral with a book value of $100,000 or greater is located or (B) all such notices are applicable to leased locations or public warehouses where Collateral with an aggregate book value of $500,000 or greater is located;

(f)          any default or event of default under any Material Indebtedness;

(g)           if at any time (i) rent owing to fifty (50) or more landlords of Borrowers’ store locations shall be in excess of thirty (30) days in arrears or (ii) ten percent (10%) or greater of Borrower’s trade payables shall be in excess of sixty (60) days past due;

(h)          promptly upon an executive officer of the Borrower Representative or FHC becoming aware of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $250,000;

(i)          any judgement is rendered against a Loan Party; and

(j)          any other development that results, or could reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section must be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03         Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to (i) preserve, renew, and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses, and permits in each case material to the conduct of its business, and (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except with respect to (A) any single location where less than $100,000 of Inventory is located and (B) two or more locations where less than $500,000 of Inventory in the aggregate is located, provided that, the foregoing clause (a) will not prohibit any merger, consolidation, liquidation, or dissolution permitted under Section 6.03 or Section 6.05 and (b) carry on and conduct its business in substantially the same manner (as limited by Section 6.05(a) with respect to store liquidations) and in substantially the same fields of enterprise as it is presently conducted and other fields of enterprise reasonably related thereto.

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Section 5.04         Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations before the same become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment with respect thereto pending such contest (i) would not result in aggregate liabilities in excess of (x) $500,000 during a Dominion Period or (y) $2,500,000 at all other times, in each case, other than liabilities owing to any trade creditor or landlord, unless such trade creditor or landlord commences an enforcement action (including, without limitation any lock out or other self-help remedies commenced by a Loan Party’s landlord) against a Loan Party in respect of such liabilities, and none of the Collateral would become subject to forfeiture or loss as a result of the contest or (ii) could not reasonably be expected to result in a Material Adverse Effect; provided that, each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

Section 5.05         Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06         Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (y) keep proper books of record and account in which full, true, and correct entries are made of all dealings and transactions in relation to its business and activities and (z) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice and during business hours, to visit and inspect its properties, to conduct at such Loan Party’s premises, and at the times specified below, field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances, and condition with its officers and independent accountants, all at such reasonable times and as often (except with respect to field examinations as otherwise specified in this Section) as reasonably requested. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection and examination, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders. Notwithstanding any of the foregoing, the Administrative Agent may, in its Permitted Discretion, perform field examinations pursuant to this Section as follows:

(a)          if any Event of Default is in existence, the Administrative Agent may conduct, at the Borrowers’ expense, any field examinations requested by the Administrative Agent at such time; and

(b)           if:

(i)          Combined Borrowing Base Availability at all times during any calendar year is greater than or equal to $12,000,000, the Administrative Agent may conduct one field examination during such calendar year at the Borrowers’ expense;

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(ii)         Combined Borrowing Base Availability at any time during any calendar year is less than $12,000,000, the Administrative Agent may conduct the field examination described in clause (i) preceding and one additional field examination during such calendar year at the Borrowers’ expense; and

(iii)        notwithstanding the foregoing in clauses (i) and (ii), the Administrative Agent may have one additional field examination conducted during any calendar year as it in its discretion deems necessary or appropriate at its own expense.

Notwithstanding the foregoing to the contrary, with respect to the rights of the Administrative Agent to conduct field examinations pursuant to this Section 5.06, so long as the Revolver Agent is conducting all field examinations permitted under Section 5.06 of the Revolver Loan Agreement as in effect on the date hereof (or as amended solely to increase the frequency of such field examinations), and sharing the results of such field examinations with the Administrative Agent, in each case, as provided in the Intercreditor Agreement, the Administrative Agent shall not conduct such field examinations pursuant to this Section 5.06 (exclusive of field examinations conducted under Section 5.06(b)(iii)) (it being understood and agreed that the Administrative Agent and Lenders shall receive and may rely on any such field examinations conducted pursuant to the Revolver Loan Agreement).

Section 5.07         Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including Environmental Laws) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (ii) perform in all material respects its obligations under material agreements to which it is a party. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08         Use of Proceeds.

(a)          The proceeds of the Term Loans will be used only (i) to repay a portion of the Revolver Debt, (ii) for working capital and general corporate purposes in the ordinary course of business of the Borrowers, (iii) to pay fees and expenses incurred by the Loan Parties in connection with entering into the Transactions, and (iv) for any other purpose not restricted or prohibited by this Agreement or applicable law. No part of the proceeds of the Term Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X or to make any Acquisition.

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(b)          No Borrower will use, and each Borrower will provide that its Subsidiaries and its and their respective directors, officers, employees, and agents will not use, the proceeds of the Term Loans (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing, or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses, or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09         Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information will be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.10         Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.11         Casualty and Condemnation. The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that, subject to the terms of the Intercreditor Agreement, the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards, or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.12         Appraisals. Each Borrower will provide the Administrative Agent with appraisals or updates thereof of such Borrower’s Inventory, from an appraiser selected and engaged by the Administrative Agent and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include information customary for appraisals of this type and as required by any applicable Requirement of Law. Notwithstanding any of the foregoing, the Administrative Agent may, in its Permitted Discretion, require an appraisal pursuant to this Section as follows:

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(a)          if any Event of Default is in existence, the Administrative Agent may require, at the Borrowers’ expense, any Inventory appraisals requested by the Administrative Agent at such time; and

(b)          if:

(i)          Combined Borrowing Base Availability at all times during such calendar year is greater than or equal to $12,000,000, the Administrative Agent may require one Inventory appraisal during any calendar year at the Borrowers’ expense;

(ii)         Combined Borrowing Base Availability at any time during such calendar year is less than $12,000,000, the Administrative Agent may require the Inventory appraisal described in clause (i) preceding and one additional Inventory appraisal during any calendar year at the Borrowers’ expense; and

(iii)        notwithstanding the foregoing in clauses (i) and (ii), the Administrative Agent may have one additional Inventory appraisal conducted during any calendar year as it in its discretion deems necessary or appropriate at its own expense.

Notwithstanding the foregoing to the contrary, with respect to the rights of the Administrative Agent to conduct Inventory appraisals pursuant to this Section 5.12, so long as the Revolver Agent is conducting all appraisals permitted under Section 5.12 of the Revolver Loan Agreement as in effect on the date hereof (or as amended solely to increase the frequency of such appraisals), and sharing the results of such appraisals with the Administrative Agent, in each case, as provided in the Intercreditor Agreement, the Administrative Agent shall not conduct such Inventory appraisals pursuant to this Section 5.12 (exclusive of appraisals conducted under Section 5.12(b)(iii)) (it being understood and agreed that the Administrative Agent and Lenders shall receive and may rely on any such appraisals conducted pursuant to the Revolver Loan Agreement).

Section 5.13         Depository Banks. Each Loan Party will maintain JPMCB as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, other than (a) any bank accounts maintained at a depositary institution other than a Revolver Lender that are subject to a sweep into the Collection Account (as defined in the Security Agreement) for any amounts in excess of the amount specified in Section 4.14 of the Security Agreement and (b) the Excluded Deposit Accounts (as defined in the Security Agreement).

Section 5.14         Additional Collateral; Further Assurances.

(a)          Subject to applicable Requirements of Law, each Loan Party will cause each Domestic Subsidiary that is a Wholly-Owned Subsidiary, but excluding any Excluded Subsidiary and any Immaterial Subsidiary, formed or acquired after the date of this Agreement to become a Loan Party by executing a Joinder Agreement. Upon execution and delivery thereof, each such Person (i) will automatically become a Loan Guarantor hereunder and thereupon will have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party that constitutes Collateral.

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(b)          Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries, excluding any Excluded Subsidiary, and (ii) 65.0% (or such greater percentage that, due to a change in applicable law after the Effective Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by such Loan Party to be subject at all times to a perfected Lien (until the Payment in Full of the Revolver Debt, by Revolver Agent as agent for the, and for the benefit of, the Administrative Agent pursuant to the terms of the Intercreditor Agreement) in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent may reasonably request and subject to the Intercreditor Agreement.

(c)          Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements, and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), that may be required by any Requirement of Law or that the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority (subject to the Intercreditor Agreement) of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.

(d)          If any material assets are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as are necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens (until the Payment in Full of the Revolver Debt, by Revolver Agent as agent for the, and for the benefit of, the Administrative Agent pursuant to the terms of the Intercreditor Agreement), including actions described in Section 5.14(c), all at the expense of the Loan Parties.

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Section 5.15         Post-Closing Obligations.

Notwithstanding the conditions precedent set forth in Article 4 above, Borrower has informed Administrative Agent and the Lenders that certain items required to be delivered to Administrative Agent or otherwise satisfied as conditions precedent to the effectiveness of this Agreement will not be delivered to Administrative Agent as of the date hereof. As an accommodation to Borrower, Administrative Agent and the Lenders have agreed to make the Term Loans available under this Agreement notwithstanding that such conditions to closing have not been satisfied (but subject to the other conditions set forth herein). In consideration of such accommodation, Borrower hereby agrees to take, and cause each other Loan Party to take, each of the actions described on Schedule 5.15 attached hereto, in each case in the manner and by the dates set forth thereon, or such later dates as may be agreed to by Administrative Agent, in its sole discretion.

ARTICLE 6

Negative Covenants

Until all of the Secured Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 6.01         Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume, or suffer to exist any Indebtedness, except:

(a)          the Secured Obligations;

(b)          Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings, and replacements of any such Indebtedness in accordance with clause (f) following;

(c)          Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any other Loan Party will be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party will be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)          Guarantees by any Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party will be subject to Section 6.04, and (iii) Guarantees permitted under this clause (d) will be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

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(e)          Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting Purchase Money Indebtedness), including Capital Lease Obligations (but excluding any Capital Lease Obligations that originally were classified as obligations outstanding under an operating lease and that were subsequently reclassified as Capital Lease Obligations because of a change in GAAP), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, and replacements of any such Indebtedness in accordance with clause (f) following; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) following, does not exceed (x) $5,000,000 with respect to Capital Lease Obligations at any time outstanding and (y) $1,000,000 with respect to Purchase Money Indebtedness at any time outstanding;

(f)          Indebtedness that represents extensions, renewals, refinancings, or replacements (such Indebtedness being so extended, renewed, refinanced, or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clause (b) and clause (e) preceding and clause (i) and clause (m) following (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness (except in an amount equal to any prepayment premiums, fees, expenses, or similar amounts payable in respect thereof), (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness (other than as to interest rate and fees) are not materially less favorable to the obligor thereunder than the original terms of such Original Indebtedness, and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(g)          Indebtedness owed to (including obligations in respect of letters of credit, bank guarantees, and similar instruments for the benefit of) any Person providing workers’ compensation, health, disability, or other employee benefits or property, casualty, or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h)          Indebtedness of any Loan Party in respect of performance bonds, completion bonds, bid bonds, appeal bonds, surety bonds, and similar obligations, in each case provided in the ordinary course of business;

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(i)          Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i), together with any Refinance Indebtedness in respect thereof permitted by clause (f) preceding, does not exceed $5,000,000 at any time outstanding and for the avoidance of doubt, any Liens securing such Indebtedness shall at all times subject to the limitations of Section 6.02(k);

(j)          [Reserved];

(k)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(l)          Indebtedness arising from agreements of a Loan Party or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price, or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets, or a Subsidiary otherwise permitted under this Agreement, other than guaranty obligations with respect to Indebtedness incurred by any Person acquiring all or any portion of such business, assets, or a Subsidiary for the purpose of financing such acquisition;

(m)          unsecured Indebtedness consisting of the financing of insurance premiums in the ordinary course of business and not constituting an obligation for money borrowed; and

(n)          subject to terms and conditions acceptable to Administrative Agent, other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000; and

(o)          Indebtedness of Borrowers and Guarantors evidenced by or arising under the Revolver Documents (as in effect on the date hereof or as permitted to be amended, modified, supplemented, extended, renewed, refinanced, restated or replaced pursuant to the Intercreditor Agreement).

Section 6.02         Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume, or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Credit Card Accounts) or rights in respect of any thereof, except:

(a)          Liens created pursuant to any Loan Document;

(b)          Permitted Encumbrances;

(c)          any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien does not apply to any other property or asset of such Borrower or Subsidiary or any other Borrower or Subsidiary and (ii) such Lien secures only those obligations that it secures on the date hereof, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

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(d)          Liens on fixed or capital assets acquired, constructed, or improved by any Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, or improving such fixed or capital assets, and (iv) such Liens do not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(e)          any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien does not apply to any other property or assets of the Loan Party, and (iii) such Lien secures only those obligations that it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

(f)          Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(g)          Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(h)          any Lien on any property or asset of a Loan Party or Subsidiary securing Indebtedness or Refinance Indebtedness, provided, that such Lien (i) does not apply to (A) any Accounts or Inventory of the Loan Party or subsidiary or (B) any other property or assets of the Loan Party or Subsidiary not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement will not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition, and (iii) in the case of a Lien securing Refinance Indebtedness, if the Indebtedness being refinanced is, prior to such refinancing, secured by any Collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Refinance Indebtedness may be secured by such Collateral (including in respect of Indebtedness of any Loan Party or Subsidiary) that is otherwise permitted under this Agreement only, any Collateral owned by such Loan Party or Subsidiary pursuant to after-acquired property clauses contained in the agreement governing such Indebtedness being refinanced as in effect at the time of the incurrence of such Indebtedness, to the extent any such Collateral secured such Indebtedness) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced;

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(i)          Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(j)          Liens existing on any property or asset (other than Accounts and Inventory) arising under a transaction that constituted an operating lease under GAAP but that was subsequently reclassified as a capital lease because of a change in GAAP requiring such reclassification; and

(k)          Liens on any property of a Loan Party or any of its Subsidiaries securing any of their Indebtedness or their other liabilities; provided that (i) such Liens do not attach to Accounts or Inventory, (ii) all property subject to any such Liens does not have an aggregate value of more than $1,000,000 at any time, (iii) the aggregate outstanding principal amount of all such Indebtedness and other liabilities secured by any such Liens does not exceed $1,000,000 at any time, and (iv) such Liens are subordinated to the Liens securing the Secured Obligations on customary terms pursuant to an intercreditor agreement satisfactory to the Administrative Agent in its Permitted Discretion.

Notwithstanding the foregoing, none of the Liens (other than in favor of Revolver Agent) permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Credit Card Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrances and clause (a) preceding and (2) Inventory, other than those permitted under clause (a) and clause (b) of the definition of Permitted Encumbrances and clause (a) preceding.

Section 6.03         Fundamental Changes.

(a)          No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing (i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, and (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Loan Party that owns (directly or indirectly) such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Loan Party and is not materially disadvantageous to the Lenders; provided that, any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger will not be permitted unless also permitted by Section 6.04.

(b)          No Loan Party will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Loan Parties on the date hereof and businesses reasonably related thereto.

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(c)          No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of the Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

(d)          No Loan Party will, nor will it permit any Subsidiary to, change its Fiscal Year from the basis in effect on the Effective Date unless such change is necessary to conform the fiscal year of a Subsidiary to the Fiscal Year of FHC.

(e)          No Loan Party will change the accounting basis upon which its financial statements are prepared.

Section 6.04         Investments, Loans, Advances, Guarantees, and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold, or acquire (including pursuant to any merger with any Person that was not a Loan Party and a Wholly-Owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, or otherwise), except:

(a)          Permitted Investments, subject, in the Administrative Agent’s Permitted Discretion, to control agreements in favor of the Revolver Agent and the Administrative Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties and the Revolver Agent;

(b)          investments in existence on the date hereof and described in Schedule 6.04;

(c)          investments by FHC in the Borrowers and by the Borrowers and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party must be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.14) and (ii) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) do not exceed (x) $500,000 during a Dominion Period or (y) $2,000,000 at all other times, at any time outstanding (in each case determined without regard to any write-downs or write-offs);

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(d)          loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary, provided that (i) any such loans and advances made by a Loan Party to a Subsidiary that is not a Loan Party must be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) do not exceed (x) $500,000 during a Dominion Period or (y) $2,000,000 at all other times, at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(e)          Guarantees constituting Indebtedness permitted by Section 6.01, provided that, the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d)) do not exceed (x) $500,000 during a Dominion Period or (y) $2,000,000 at all other times, at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(f)          loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, and similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding;

(g)          [Reserved];

(h)          investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(i)          investments received in connection with the disposition of assets permitted by Section 6.05;

(j)          investments constituting deposits described in clause (c) and clause (d) of the definition of the term “Permitted Encumbrances”; and

(k)          Permitted Acquisitions.

Section 6.05         Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease, or otherwise dispose of any asset (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise), including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

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(a)          sales, transfers, and dispositions of (i) Inventory in the ordinary course of business (for the avoidance of doubt, with respect to the conduct of store closing, liquidation or similar sales at any of Borrowers’ retail store locations or other liquidation of Inventory, only the liquidation of less than (x) 40 store locations for Fiscal Year 2019 and (y) 25 store locations for each of Fiscal Year 2020 and 2021, and only for so long as the Inventory is sold and/or discounted in a manner that is consistent with normal course sales and discounting practices of the Borrowers through the existing store base, and consistent with past practices, in any period of 12 months shall be deemed “ordinary course of business”) and (ii) used, obsolete, worn out, or surplus equipment or property in the ordinary course of business;

(b)          sales, transfers, and dispositions of assets to any Borrower or any Subsidiary, provided that any such sales, transfers, or dispositions involving a Subsidiary that is not a Loan Party must be made in compliance with Section 6.09;

(c)          sales, transfers, and dispositions of Accounts that are not Credit Card Accounts in connection with the compromise, settlement, or collection thereof;

(d)          sales, transfers, and dispositions of Permitted Investments and other investments permitted by Section 6.04;

(e)          Sale and Leaseback Transactions permitted by Section 6.06;

(f)          dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(g)          sales, transfers, and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold, and other than Inventory and Credit Card Accounts) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred, or otherwise disposed of in reliance upon this clause (g) do not exceed (x) $500,000 during a Dominion Period or (y) $2,500,000 at all other times, during any Fiscal Year of FHC;

(h)          licenses of Intellectual Property in the ordinary course of business;

(i)          a true lease or sublease of real property that is no longer necessary or desirable to the business of any Loan Party or any Subsidiary and that does not interfere with the ordinary course of business of the Loan Parties and their Subsidiaries;

(j)          (i) any sale or issuance by a Borrower of its own Equity Interests to its parent, (ii) any sale or issuance by any Subsidiary of a Borrower of its own Equity Interests to any Loan Party, provided that the proportion of such Equity Interests and each class of such Equity Interests (both on an outstanding and fully diluted basis) held by such Loan Party does not change as a result of such sale or issuance, and (iii) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary, any sale or issuance by such Subsidiary of its own Equity Interests constituting directors’ qualifying shares or nominal holdings;

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(k)          the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivable financing transaction; and

(l)          dispositions of assets that constitute Restricted Payments that are permitted pursuant to Section 6.08;

provided that, all sales, transfers, leases, and other dispositions permitted by clauses (g) and (k) must be made for fair value and for at least 75.0% cash consideration.

Section 6.06         Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

Section 6.07         Swap Agreement. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement.

Section 6.08         Restricted Payments; Certain Payments of Indebtedness.

(a)          No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of the Loan Parties may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Equity Interests, (iii) so long as no Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment, FHC may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Loan Parties in an amount not to exceed $2,500,000 during the term of this Agreement, plus the amount of cash settlements in respect of stock-based awards granted to any Person who replaces the interim chief executive officer of the Loan Parties, and (iv) subject to the satisfaction of the Payment Conditions, FHC may make other Restricted Payments.

(b)          No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities, or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any Indebtedness, except:

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(i)          payment of Indebtedness created under the Loan Documents;

(ii)         (x) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof and (y) payments and prepayments of the Revolver Debt, subject in all respects to the terms of the Intercreditor Agreement;

(iii)        refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)        payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05; and

(v)         subject to the satisfaction of the Payment Conditions, payment of other Indebtedness not otherwise permitted under this Section 6.08(b).

Section 6.09         Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease, or otherwise transfer any property or assets to, or purchase, lease, or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)          transactions that are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that this clause (a) will not limit the indemnification of directors of any Loan Party or any Subsidiary in accordance with customary practice;

(b)          transactions between or among any Loan Parties not involving any other Affiliate;

(c)          any investment permitted by Section 6.04(c) or Section 6.04(d) and loans or advances to employees of any Loan Party or any of Subsidiary in accordance with Section 6.04(f);

(d)          any Indebtedness permitted under Section 6.01(b) through Section 6.01(d) and Section 6.01(l);

(e)          any Restricted Payment permitted by Section 6.08;

(f)          loans or advances to employees permitted under Section 6.04;

(g)          the payment of reasonable fees and indemnities to any direct or indirect parent of a Loan Party and directors, officers, and employees of any Loan Party or Subsidiary and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, or employees of the Loan Parties and their Subsidiaries in the ordinary course of business;

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(h)          any issuances of securities or other payments, awards, or grants in cash, securities, or otherwise pursuant to, or the funding of, employment agreements, stock options, and stock ownership plans approved by a Loan Party’s board of directors;

(i)          (A) employment agreements entered into by a Loan Party or any Subsidiary in the ordinary course of business, (b) a subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, or directors permitted under Section 6.08, and (c) any reasonable employee compensation, benefit plan, or arrangement, any reasonable health, disability, or similar insurance plan that covers employees, and any reasonable employment contract and transactions pursuant thereto; and

(j)          any purchase by FHC or another Loan Party that is the parent of, or contributions to, the equity capital of a Borrower; provided that any Equity Interests of a Borrower purchased by such Loan Party are pledged to the Administrative Agent pursuant to the Security Agreement.

Section 6.10         Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur, or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon:

(a)          the ability of such Loan Party or any Subsidiary to create, incur, or permit to exist any Lien upon any of its property or assets; or

(b)          the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary;

provided that (i) the foregoing will not apply to (A) restrictions and conditions imposed by any Requirement of Law, by any Loan Document or by the Revolver Documents (as in effect as of the date hereof or as amended in accordance with the Intercreditor Agreement), (B) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but will apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that, such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) any agreement in effect at the time any Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (E) Permitted Payment Restrictions contained in any documents evidencing or governing Indebtedness permitted hereunder of any Subsidiary of a Loan Party that is not a Loan Party (provided that such restrictions are not applicable to any Loan Party or the properties of any Loan Party), and (F) customary restrictions or encumbrances under Indebtedness incurred pursuant to Section 6.01(i) to the extent not more restrictive than the comparable restrictions or encumbrances contained under this Agreement (ii) clause (a) preceding will not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets (excluding Accounts and Inventory) securing such Indebtedness, (B) customary provisions in leases with respect to the leased property or restricting the assignment of such lease, (C) customary provisions in licenses of intellectual property with respect to such intellectual property, (D) customary provisions in any other agreement entered into in the ordinary course of business that restricts the assignment of such agreement, (E) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale, (F) customary restrictions and conditions contained in the document relating to any Lien, so long as (y) such Lien is permitted under Section 6.02 and such restrictions or conditions relate only to the specific asset subject to such Lien and (z) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.10.

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Section 6.11         Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify, or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness (b) its charter, articles, or certificate of incorporation or organization, by-laws, operating, management or partnership agreement, or other organizational or governing documents, in each case to the extent any such amendment, modification, or waiver would materially and adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral, or (c) the Revolver Documents except as not prohibited by the Intercreditor Agreement.

Section 6.12         Combined Borrowing Base. The Loan Parties will not permit (i) Revolver Exposure plus Aggregate Term Loan Exposure at any time to exceed (ii) the Combined Borrowing Base at such time, provided that, if the forgoing shall occur, the Borrowers will promptly prepay the Revolver Exposure in an aggregate amount equal to such excess.

Section 6.13         Capital Expenditures. The Loan Parties shall not contract for, purchase or make any expenditure or commitments for Capital Expenditures in excess of: (i) $6,000,000 for Fiscal Year 2019; (ii) the lesser of (x) $7,000,000 and (y) the Retained Cash Flow for Fiscal Year 2020 and (iii) the lesser of (x) $18,000,000; and (y) the Retained Cash Flow for Fiscal Year 2021; provided that, notwithstanding the foregoing, the Loan Parties are permitted to incur not greater than $4,000,000 of Capital Expenditures with respect to each of Fiscal Year 2020 and Fiscal Year 2021; provided further, that the Loan Parties may contract for, purchase or make expenditures or commitments for additional Capital Expenditures to the extent the Payment Conditions are satisfied at the applicable time.

ARTICLE 7

Events of Default

If any of the following events (“Events of Default”) occur:

(a)          the Borrowers fail to pay any principal of the Term Loans when and as the same becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          the Borrowers fail to (i) pay any interest on the Term Loans when and as the same becomes due and payable or (ii) pay any fee or any other amount (other than an amount referred to in clause (a) of this Article or clause (ii) immediately preceding) payable under this Agreement or any other Loan Document when and as the same becomes due and payable and such failure continues unremedied for a period of three Business Days;

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(c)          any representation or warranty made or deemed made by or on behalf of any Loan Party in this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement, or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, proves to have been materially incorrect when made or deemed made;

(d)          any Loan Party fails to observe or perform any covenant, condition, or agreement contained in Section 5.01(g), Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence), Section 5.08, Section 5.15 or in Article 6;

(e)          (i) any Loan Party fails to observe or perform any covenant, condition, or agreement contained in this Agreement (other than those that constitute a default under another Section of this Article), and such failure continues unremedied for a period of (A) ten days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 (other than Section 5.01(g)), Section 5.02 (other than Section 5.02(a)), Section 5.03 through Section 5.07, Section 5.10, Section 5.11, or Section 5.13 or (B) 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or (ii) the occurrence of any event of default, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which event of default or breach continues beyond any period of grace therein provided;

(f)          any Loan Party or Subsidiary fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same becomes due and payable and after giving effect to any applicable grace period with respect thereto;

(g)          any (i) “Event of Default” (as defined in the Revolver Loan Agreement) occurs under the Revolver Loan Agreement, or (ii) event or condition occurs that results in any Material Indebtedness (other than the Revolver Debt) becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods, if any, having expired) the holder or holders of any Material Indebtedness (other than the Revolver Debt) or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, or defeasance thereof, prior to its scheduled maturity; provided that, this clause (g) will not apply to secured Indebtedness (other than the Revolver Debt) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05; provided that, notwithstanding the foregoing, to the extent that an Event of Default under this clause (g) is solely the result of a cross-default to the Revolver Loan Agreement, then any cure or waiver of the event of default under the Revolver Loan Agreement shall eliminate such cross-default hereunder.

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(h)          an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization, or other relief in respect of a Loan Party or Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered;

(i)          any Loan Party or Subsidiary (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization, or other relief under any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect, (ii) consent, to the institution of, or fail, to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for such Loan Party or Subsidiary or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors, or (vi) takes any action for the purpose of effecting any of the foregoing;

(j)          any Loan Party or Subsidiary becomes unable, admits in writing its inability, or publicly declares its intention not to, or fails generally to pay its debts as they become due;

(k)          (i) one or more judgments for the payment of money in an aggregate amount in excess of (x) $500,000 during a Dominion Period or (y) $1,500,000 at all other times, are rendered against any Loan Party, any Subsidiary or any combination thereof and the same remain undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Subsidiary to enforce any such judgment or (ii) any Loan Party or Subsidiary fails within 30 days to discharge one or more non-monetary judgments or orders that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l)          an ERISA Event occurs that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding (i) $500,000 in any year or (ii) $500,000 for all periods;

(m)          a Change in Control occurs or a “Change of Control” or similar event under the Revolver Loan Agreement occurs;

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(n)          [Reserved];

(o)          the Loan Guaranty or any Obligation Guaranty fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty, or any Guarantor fails to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Guarantor denies that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or gives notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;

(p)          except as specifically permitted by the terms of this Agreement or any Collateral Document, (i) any Collateral Document for any reason fails to create a valid security interest in Accounts, Inventory, or any other material portion of the other Collateral purported to be covered thereby or (ii) any Lien securing any Secured Obligation ceases to be a perfected Lien;

(q)          any Collateral Document fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(r)          any material provision of any Loan Document or the Intercreditor Agreement for any reason ceases to be valid, binding, and enforceable in accordance with its terms (or any Loan Party or other party to the foregoing challenges the enforceability of any Loan Document or the Intercreditor Agreement or asserts in writing, or engages in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents or the Intercreditor Agreement has ceased to be or otherwise is not valid, binding, and enforceable in accordance with its terms); or

(s)          any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of (i) any property constituting Inventory or Credit Card Accounts of such Loan Party or (ii) any other property of such Loan Party having a fair market value in excess of $500,000;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or clause (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders will, by notice to the Borrower Representative, declare the Term Loans then outstanding to be due and payable in whole, whereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, will become due and payable immediately, in each case without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to the Borrowers described in clause (h) or clause (i) of this Article, the principal of the Term Loans then outstanding, together with accrued interest thereon and all fees (including any Prepayment Premium) and other obligations of the Borrowers accrued hereunder, will automatically become due and payable, in each case without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrowers. During the existence of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders will, increase the rate of interest applicable to the Term Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

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ARTICLE 8

The Administrative Agent

Section 8.01         Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties will not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Following Payment in Full of the Revolver Debt, the Administrative Agent alone is authorized to determine whether any Credit Card Accounts or Inventory constitute Eligible Credit Card Accounts or Eligible Inventory, whether to impose or release any Reserve, which determinations and judgments if exercised in the Administrative Agent’s Permitted Discretion will exonerate the Administrative Agent from liability to any Lender or other Person for any error in judgment.

Section 8.02         Rights as a Lender. The entity serving as the Administrative Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such entity and its Affiliates may, if applicable, accept deposits from, lend money to, and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

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Section 8.03         Duties and Obligations. The Administrative Agent will not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent will not be subject to any fiduciary or other implied duties, regardless of whether a Default exists, (b) the Administrative Agent will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as is necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent will not have any duty to disclose, and will not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent will not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent will be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report, or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness, or genuineness of any Loan Document or any other agreement, instrument, or document, (v) the creation, perfection, or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04         Reliance. The Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and will not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants, and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, or experts.

Section 8.05         Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections will apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and will apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

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Section 8.06         Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower Representative. Upon any such resignation, the Required Lenders will have the right, in consultation with the Borrowers, to appoint a successor. If no successor has been so appointed by the Required Lenders and has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent that will be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor will succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent will be the same as those payable to its predecessor, unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent has been so appointed and has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent will continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, will continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent will have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (b) the Required Lenders will succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent will be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent will also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d), and Section 9.03, as well as any exculpatory, reimbursement, and indemnification provisions set forth in any other Loan Document, will continue in effect for the benefit of such retiring Administrative Agent, its sub-agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

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Section 8.07         Non-Reliance.

(a)          Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring, or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility, or any amendment thereto, or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire, or hold Loans hereunder. Each Lender will, independently and without reliance upon the Administrative Agent, any arranger of this credit facility, or any amendment thereto, or any other Lender and their respective Related Parties and based on such documents and information (that may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrowers and their Affiliates) as it from time to time deems appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement, or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests, and obligations hereunder.

(b)          Each Lender hereby agrees that: (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) will not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct, or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 8.08         [Reserved].

Section 8.09         Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties.

(a)          The Lenders are not partners or co-venturers, and no Lender will be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent has the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

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(b)          In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) will have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

Section 8.10         [Reserved].

ARTICLE 9

Miscellaneous

Section 9.01         Notices.

(a)

(i)          Except in the case of notices and other communications expressly permitted to be given by telephone (and subject in each case to clause (b) following), all notices and other communications provided for herein must be in writing and be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or Electronic Systems, as follows:

•	if to any Loan Party, to the Borrower Representative at:

Francesca’s Collections, Inc.

8760 Clay Road, Suite 100

Houston, Texas 77080

Attention: Cindy Thomassee

E-Mail: cindy.thomassee@francescas.com

Facsimile No: 713-863-0098

•	if to the Administrative Agent, at:

Tiger Finance, LLC

60 State Street, 11th Floor

Boston, MA 02109

Attention: Bob DeAngelis

E-Mail: bdeangelis@tigerfinance.com

Facsimile No: 617-523-3007

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with a copy to:

Greenberg Traurig, LLP

One International Place

Boston, MA 02110

Attention: Jeffrey M. Wolf, Esq.

E-Mail: wolfje@gtlaw.com

Facsimile No: 617-610-6001

•	if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire or as otherwise on file with the Administrative Agent and provided to the Borrower Representative;

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received, (B) sent by facsimile will be deemed to have been given when sent, provided that, if not given during normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day of the recipient, or (C) delivered through Electronic Systems will be effective as provided in clause (b) following.

(ii)         In connection with any notice from the Administrative Agent to the Loan Parties with respect to the occurrence of an Event of Default, an exercise of remedies by any Credit Party, or an assignment of the Obligations under Section 9.04, the Administrative Agent will also endeavor to provide a copy of such notice to:

Francesca’s Collections, Inc.

8760 Clay Road, Suite 100

Houston, Texas 77080

Attention: Cindy Thomassee

E-Mail: cindy.thomassee@francescas.com

Facsimile No: 713-863-0098

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Sung Pak

Email: spak@omm.com

Facsimile No: (212) 326-2061

provided that failure or delay in delivering a copy of any such notice to any such Person will not adversely affect the effectiveness of such notice or constitute a breach by the Administrative Agent of any provision of this Agreement.

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(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing will not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications. Unless the recipient otherwise proscribes, all notices and other communications (i) sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement), provided that, if not given during the normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clause (i) and clause (ii) preceding, if such notice, e-mail, or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)          Any party hereto may change its address, facsimile number, or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)          Electronic Systems.

(i)          Each Loan Party agrees that the Administrative Agent may, but will not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar, or a substantially similar Electronic System.

(ii)         Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event will the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental, or consequential damages, losses, or expenses (whether in tort, contract, or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document, or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

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Section 9.02         Waivers; Amendments.

(a)          No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom will in any event be effective unless the same is permitted by Section 9.02(b), and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Term Loan or any Protective Advance will not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)          Subject to Section 2.14(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, no such agreement will (i) increase the Term Loan Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Term Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby (provided that any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) will not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone any scheduled date of payment of the principal amount of any Term Loan, or any date for the payment of any interest, fees, or other Obligations payable hereunder, or reduce the amount of, waive, or excuse any such payment, or postpone the scheduled date of expiration of any Term Loan Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or Section 2.18(d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of Term Loan Borrowing Base, change any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, or add new categories of eligible assets, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend, or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender directly affected thereby, (vii) [reserved], (viii) release any Guarantor from its obligation under its Loan Guaranty or Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (ix) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided, further, that no such agreement will amend, modify, or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

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(c)          The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon Payment in Full of all Secured Obligations, and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty or Obligation Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease that has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article 7, or (v) in accordance with the Intercreditor Agreement. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $1,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any such release will not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which will continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release will be without recourse to or warranty by the Administrative Agent.

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(d)          If, in connection with any proposed amendment, waiver, or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity that is reasonably satisfactory to the Borrowers, the Administrative Agent agrees, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers will pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees, and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (2) an amount, if any, equal to the payment that would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)          Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify, or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect, or inconsistency.

Section 9.03         Expenses; Indemnity; Damage Waiver.

(a)          The Loan Parties will, jointly and severally, pay all (x) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges, and disbursements of one legal counsel (and one local counsel in each relevant jurisdiction, or two in the case of any conflict preventing the use of only one local counsel) for the Administrative Agent, in connection with the syndication and distribution (including via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications, or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby are consummated) and (y)  documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges, and disbursements of any counsel for the Administrative Agent or any Lender in connection with the enforcement, collection, or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Term Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Term Loans. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs, and expenses incurred in connection with:

(i)          appraisals and insurance reviews, subject to the limitations set forth in Section 5.12;

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(ii)         field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, subject to the limitations set forth in Section 5.06;

(iii)        background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv)        Taxes, fees, and other charges for (A) lien and title searches and title insurance and (B) filing financing statements and continuations, and (C) other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v)         sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)        forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs, and expenses may be charged to the Borrowers as Term Loans or to another deposit account, all as described in Section 2.18(c).

(b)          The Loan Parties will, jointly and severally, indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities, and related expenses, including the fees, charges, and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Term Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors, or any other third Person and whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities, or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES AND THE EACH OF THE LOAN PARTIES AGREES THAT THE FOREGOING INDEMNITIES WILL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES, AND RELATED EXPENSES (INCLUDING ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. This Section 9.03(b) will not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

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(c)          To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof)(or any Related Party of the Administrative Agent) under Section 9.03(a) or Section 9.03(b), each Lender severally agrees to pay to the Administrative Agent (or any Related Party of the Administrative Agent), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders will not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability, or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)          To the extent permitted by applicable law, no party hereto will assert, and each party hereto hereby waives, any claim against any other party, including any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, the Term Loan, or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) will relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential, or punitive damages asserted against such Indemnitee by a third party.

(e)          All amounts due under this Section will be payable promptly after written demand therefor.

Section 9.04         Successors and Assigns.

(a)          The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent will be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.03(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

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(b)

(i)          Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment, and the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)         the Borrower Representative, provided that the Borrower Representative will be deemed to have consented to any such assignment unless it objects thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, and provided, further, that no consent of the Borrower Representative will be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or, if an Event of Default exists, any other assignee; and

(B)         the Administrative Agent.

(ii)         Assignments will be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Loan, the amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) will not be less than $1,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consents, provided that no such consent of the Borrower Representative will be required if an Event of Default exists;

(B)         each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)         the parties to each assignment will execute and deliver to the Administrative Agent (y) an Assignment and Assumption or (z) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

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(D)         the assignee, if it is not a Lender, will deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (that may contain material non-public information about FHC, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding, or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (x) a Lender, (y) an Affiliate of a Lender, or (z) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (w) natural person, (x) holding company, investment vehicle, or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle, or trust will not constitute an Ineligible Institution if it (1) has not been established for the primary purpose of acquiring any Term Loans or Term Loan Commitments, (2) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (3) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, (y) a Loan Party or a Subsidiary or other Affiliate of a Loan Party, or (z) any competitor (including any controlling Affiliate thereof) of a Loan Party; provided that any such competitor (or controlling Affiliate thereof) will not constitute an Ineligible Institution if at the time of any transfer or assignment under this Section any Event of Default under clause (a), clause (b), or clause (h) through clause (j) of Article 7 exists.

(iii)        Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder will be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender will cease to be a party hereto but will continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17, and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

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(iv)        The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, will maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitment of, and principal amount of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register will be conclusive, and the Borrowers, the Administrative Agent and the Lenders will treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent will accept such Assignment and Assumption and record the information contained therein in the Register. No assignment will be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(c)          Any Lender may, without the consent of the Borrowers, the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement will remain unchanged; (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation will provide that such Lender will retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant will be entitled to the benefits of Section 2.15, Section 2.16, and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and Section 2.17(g) (it being understood that the documentation required under Section 2.17(f) will be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that, such Participant (y) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under Section 9.04(b) and (z) will not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

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Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also will be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation will, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender will have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Term Loan Commitments, Term Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Term Loan Commitment, Term Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register will be conclusive absent manifest error, and such Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) will have no responsibility for maintaining a Participant Register.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section will not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest will release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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Section 9.05         Survival. All covenants, agreements, representations, and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the other parties hereto and will survive the execution and delivery of the Loan Documents and the making of the Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and will continue in full force and effect as long as the principal of or any accrued interest on the Term Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 2.15, Section 2.16, Section 2.17, and Section 9.03 and Article 8 will survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans, or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06         Counterparts; Integration; Effectiveness; Electronic Execution.

(a)          This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement will become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)          Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf., or any other electronic means that reproduces an image of the actual executed signature page will be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby will be deemed to include Electronic Signatures, deliveries, or the keeping of records in electronic form, each of which will be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein will require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.07         Severability. Any provision of any Loan Document held to be invalid, illegal, or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction will not invalidate such provision in any other jurisdiction.

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Section 9.08         Right of Setoff. Subject to the terms of the Intercreditor Agreement, if an Event of Default has occurred and is continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender has made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender will notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice will not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 9.09         Governing Law; Jurisdiction; Consent to Service of Process.

(a)          The Loan Documents (other than those containing a contrary express choice of law provision) will be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b)          Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document will affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)          Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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Section 9.10         Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and will not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12         Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority claiming jurisdiction over the Administrative Agent or such Lender (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process (provided that the Administrative Agent or such Lender, as applicable, will endeavor to promptly notify the Borrower Representative in the event of any such disclosure by such Person (other than any such disclosure requested by any Governmental Authority claiming jurisdiction over the Administrative Agent or such Lender, as applicable) unless such notification is prohibited by applicable law, rule, regulation, court order, or administrative proceeding), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action, or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrowers and other than as a result of a breach of this Section that the Administrative Agent or such Lender, as applicable, has knowledge of. For the purposes of this Section, “Information” means all information received from the Borrowers or any of their Affiliates relating to the Borrowers, FHC, any of their subsidiaries, or their business, other than (y) any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than as a result of a breach of this Section that the Administrative Agent or such Lender, as applicable, has knowledge of and (z) other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING FHC, ITS AFFILIATES, THE OTHER LOAN PARTIES, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT SUCH LENDER HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT FHC, THE LOAN PARTIES, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT SUCH LENDER HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13         Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Term Loan or perform any of its obligations hereunder will not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Term Loans provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Lender will be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14         USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

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Section 9.15        Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to, or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16         Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets that, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender will notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor will deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Term Loan, together with all fees, charges, and other amounts that are treated as interest on such Term Loan under applicable law (collectively the “Charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received, or reserved by the Lender holding such Term Loan in accordance with applicable law, the rate of interest payable in respect of such Term Loan hereunder, together with all Charges payable in respect thereof, will be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section will be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods will be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, will have been received by such Lender.

Section 9.18         Marketing Consent. The Borrowers hereby authorize Administrative Agent and its affiliates, at their respective sole expense, but without any prior approval by the Borrowers, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization will remain in effect unless and until the Borrower Representative notifies Administrative Agent in writing that such authorization is revoked.

Section 9.19         Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

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(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.20         No Fiduciary Duty, Etc.. Each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other Person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory, or any other matters in any jurisdiction. Each Borrower will consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties will have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold, or sell, for its own accounts and the accounts of customers, equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital, or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

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ARTICLE 10

Loan Guaranty

Section 10.01       Guaranty. Each Loan Guarantor (other than those, if any, that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally, and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor, or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02       Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03       No Discharge or Diminishment of Loan Guaranty.

(a)          Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment, or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure, or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization, or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff, or other rights that any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

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(b)          The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)          Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure, or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission, or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than Payment in Full of the Guaranteed Obligations).

Section 10.04      Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and will not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

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Section 10.05       Rights of Subrogation. No Loan Guarantor will assert any right, claim, or cause of action, including a claim of subrogation, contribution, or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent and the Lenders.

Section 10.06       Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment will be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations will nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.07       Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent or any Lender will have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08      Termination. Each of the Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed, or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications, and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 will be deemed to constitute a waiver of, or eliminate, limit, reduce, or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that exists under clause (o) of Article 7 as a result of any such notice of termination.

Section 10.09       Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and will timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor will be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, or any Lender (as the case may be) receives the amount it would have received had no such withholding been made.

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Section 10.10      Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder will be limited to the extent, if any, required so that its obligations hereunder will not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transaction Act, or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification, or contribution that such Loan Guarantor may have under this Loan Guaranty, any other agreement, or applicable law will be taken into account.

Section 10.11        Contribution.

(a)          To the extent that any Loan Guarantor makes a payment under this Loan Guaranty (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount that otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor will be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)          As of any date of determination, the “Allocable Amount” of any Loan Guarantor will be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)          This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or will impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Loan Guaranty.

(d)          The parties hereto acknowledge that the rights of contribution and indemnification hereunder constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

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(e)          The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 will be exercisable upon Payment in Full and the termination of this Agreement.

Section 10.12       Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article 10 is in addition to, and is cumulative with, all liabilities of each Loan Party to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13       [Reserved].

ARTICLE 11

The Borrower Representative

Section 11.01      Appointment; Nature of Relationship. FSC is hereby appointed by each Loan Party as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each Loan Party irrevocably authorizes the Borrower Representative to act as the contractual representative of such Loan Party with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article 11. Additionally, each Borrower hereby appoints the Borrower Representative as such Borrower’s agent to receive all of the proceeds of the Term Loans in the Funding Account(s), at which time the Borrower Representative will promptly disburse such Term Loans to the appropriate Borrower(s). The Administrative Agent and the Lenders, and their respective officers, directors, agents, or employees, will not be liable to the Borrower Representative or any Loan Party for any action taken or omitted to be taken by the Borrower Representative or the Loan Parties pursuant to this Section 11.01.

Section 11.02      Powers. The Borrower Representative will have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative will have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative. Without affecting in any respect the joint and several nature of the liabilities of each Loan Party hereunder and under the Loan Documents, the Borrower Representative will have the right to designate one or more of the Borrowers as the “borrower” under the Obligations solely for the purpose of the internal accounting and administrative purposes of the Borrowers.

Section 11.03       Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

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Section 11.04       Notices. Each Borrower will immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative will give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder will constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05       Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent will give prompt written notice of such resignation to the Lenders.

Section 11.06       Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as are necessary or appropriate to effect the purposes of the Loan Documents, including the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, will be binding upon all of the Borrowers.

Section 11.07       Reporting. Each Borrower hereby agrees that such Borrower will furnish promptly after each fiscal month (unless sooner required pursuant to Section 5.01) to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative will rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

FRANCESCA’S SERVICES CORPORATION
FRANCESCA’S COLLECTIONS, INC.

By:	/s/ Cynthia Thomassee
Name: Cynthia Thomassee
Title: Executive Vice President and Chief Financial Officer

OTHER LOAN PARTIES:

FRANCESCA’S HOLDINGS CORPORATION
FRANCESCA’S LLC

By:	/s/ Cynthia Thomassee
Name: Cynthia Thomassee
Title: Executive Vice President and Chief Financial Officer

TIGER FINANCE, LLC,
as the Administrative Agent

By:	/s/ Robert DeAngelis
Name: Robert DeAngelis
Title: Executive Managing Director

TIGER FINANCE, LLC,
as Lender

By:	/s/ Robert DeAngelis
Name: Robert DeAngelis
Title: Executive Managing Director